UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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FINANCIAL INSTITUTIONS, INC.
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2023 Proxy Statement success built on stability. the point is you. Financial Institutions, Inc.

FROM OUR CHAIR

DEAR FELLOW SHAREHOLDERS:

On behalf of the Board of Directors of the company, I join our President and Chief Executive Officer, Marty Birmingham, and the rest of the management team in thanking you for your continued investment in Financial Institutions, Inc. We continue to evolve and achieve our strategic plans of being a well-governed, shareholder-focused company.

I continue to be confident in our Board’s ability to effectively set strategy and oversee management. Nine of our eleven independent directors have experience in the financial services space. This gives our Board the keen ability to understand and mitigate relevant risks in our industry.

Our executive team is similarly well positioned to navigate the current banking industry. Seven of our eight Executive Management Committee members have at least 10 years of financial services experience, led by Marty, who has more than 30 years of banking experience.

Our Board remains focused on several initiatives designed to deliver long-term and sustained shareholder value, and I’d like to share a few highlights and accomplishments from 2022:

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Our Board continues to evolve and expand the depth of its expertise. In August we elected a new director with strong strategic development, leadership, regulated financial services industry, and risk oversight experience. He is the sixth board member added since 2016, consistent with the company’s commitment to board refreshment.

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Our Board continues to value diversity. Over 40% of our independent directors reflect gender or ethnic diversity, and four of the Board’s six committees are led by women and an ethnically diverse director.

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Environmental, Social and Governance initiatives are of increasing importance, and we are pleased to share some of our achievements in the ESG and Corporate Responsibility section of the following proxy statement.

●

The company and Board remain dedicated to executing our plan for the successful delivery of our banking, insurance and investment lines of business. We are embracing innovation and technology, including our Digital Banking and Banking-as-a-Service partnerships, to help drive meaningful returns.

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We continue to focus on developing an engaged and high-performing workforce and sound organizational structure, and have made several investments including the build out of our risk management and technology teams.

●	Engagement with shareholders and analysts continues to be a priority, including during conferences and non-deal road show participation.

On behalf of my fellow directors, thank you for investing in Financial Institutions, Inc.

Sincerely,

Susan R. Holliday

Chair of the Board

April 27, 2023

Financial Institutions, Inc.

FROM OUR CEO

FELLOW SHAREHOLDERS:

2022 was another strong year for our company. We expanded our physical footprint with the establishment of a commercial loan production office near Baltimore, MD to service the Mid-Atlantic region, we sold a portion of our indirect loan portfolio for a sizable gain, demonstrating our ability to leverage capital market relationships to remix loan exposures, and in the fall, we opened a new regional administrative office in Buffalo, NY, which underscores our commitment to growth in the Western part of New York State.

We remain committed to our customers by promoting sustainable business practices that deliver long-term value to the communities we serve as well as our shareholders. Our 5th Annual Community Report highlights all of the impactful ways we are giving back to those in need.

We cordially invite you to our 2023 Annual Meeting of Shareholders on Wednesday, June 21, 2023, at 10:00 am, Eastern Time. The meeting will be held in virtual format through a live webcast to support the health, convenience and accessibility of our stockholders, associates and directors. The webcast will be provided at www.virtualshareholdermeeting.com/FISI2023. Information on how to attend, vote and submit questions during the meeting are provided in the attached notice of annual meeting.

You will be asked to vote on several items including the election of directors, compensation of our named executive officers (the say-on-pay vote), and the ratification of the appointment of RSM US LLP to serve as our independent registered public accounting firm for 2023.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read the proxy statement and vote your shares as promptly as possible. Information on how to vote by Internet, phone, mail or during the meeting is provided in the meeting notice.

We are pleased to once again provide proxy materials to our shareholders over the Internet, expediting shareholders’ receipt of proxy materials, lowering expenses and reducing the environmental impact of our meeting.

On behalf of the company’s senior leadership team, we want to thank you for your support and investment in our company.

Cordially,

Martin K. Birmingham

President and Chief Executive Officer

April 27, 2023

Financial Institutions, Inc.

Financial Institutions, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future results or events and include, among others:

•

statements with respect to the beliefs, plans, objectives, and expectations regarding the Environmental-Social-Governance (“ESG”) initiatives and goals of Financial Institutions, Inc. (“FII”) and its subsidiaries; and

•	statements preceded by, followed by or that include the words “aim,” “believe,” “commit,” “goal,” “intend,” “plan,” “potential,” “strive,” or similar expressions.

These forward-looking statements are based on management’s current expectations and beliefs and are not guarantees of future results, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this Proxy Statement. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, please see the risks and other factors detailed from time to time in the company’s most recent periodic reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”).

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

2023 Proxy Statement	1

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2023 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information About the Meeting” on page 83.

Meeting Date:	June 21, 2023

Virtual Meeting Place:	www.virtualshareholdermeeting.com/FISI2023

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 24, 2023

To attend, vote and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/FISI2023 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.	To elect four directors nominated by the Board of Directors (the “Board”) to serve until the 2026 Annual Meeting, and one director nominated by the Board to serve until the 2025 Annual Meeting.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2023.

4.	To transact such other business as may properly come before the Annual Meeting.

Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 24, 2023, or their legal proxy holders, are entitled to vote at our Annual Meeting.

YOUR VOTE IS IMPORTANT – HOW TO VOTE:

By Internet	By Phone	By Mail	During the Meeting

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail	You will need the control number that appears on your proxy card or notice to vote during the virtual meeting.

For more information on how to vote your shares, please refer to “Voting Matters” on page 83.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via the Internet instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 27, 2023, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

2	Financial Institutions, Inc.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Samuel J. Burruano Jr.

Chief Legal Officer and Corporate Secretary

Warsaw, New York

April 27, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, June 21, 2023: this proxy statement and the 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxydocs.com/FISI and on our website www.FISI-Investors.com.

2023 Proxy Statement	3

ESG AND CORPORATE RESPONSIBILITY

ESG AND CORPORATE RESPONSIBILITY

FII is the parent company for Five Star Bank, SDN Insurance Agency, LLC, Courier Capital, LLC, and HNP Capital, LLC which we collectively refer to in the proxy statement as the “company,” “we,” “our” or “us.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.” We refer to our combined workforce as Five Star.

At Five Star, we care deeply about promoting sustainable business practices that deliver long-term shareholder value and help to ensure that our associates and the customers and communities we serve thrive.

Grounded in the legacy of our community-oriented traditions representing rural Western New York State for more than 200 years, ESG is embedded in our business practices.

We believe that our steadfast commitment to environmentally conscious activity, socially responsible behavior, and sound and transparent corporate governance is not only prudent business practice but also our corporate responsibility, and in turn will also benefit our stakeholders in multiple ways: increased revenue, reduced costs, improved efficiency, reduced risk, strengthening of our communities, and maintaining our reputation as a responsible community leader.

Our stakeholders are at the heart of our organization. Our dedicated Five Star team of more than 600 employees works together in an environment of trust, integrity, and mutual respect. We take great pride in being a part of the communities we serve and are committed to giving back through a variety of non-profit organizations and neighborhood charities. We take the time to get to know our customers—their needs today and plans for the future—because we understand that today is tomorrow in progress.®

Stakeholder engagement is an important part of building relationships in our communities. Because each group of stakeholders has unique needs, our outreach takes different forms. In the chart below, we set out our key stakeholders and identify some of the methods we use to engage with them and some of the topics we cover.

Stakeholder	How We Engage	Primary Topics

Shareholders

● Annual shareholder meeting

● Dedicated investor website

● SEC filings and financial disclosures

● Quarterly earnings calls

● Annual outreach to our largest shareholders

● Robust Board reporting of Investor engagement and internal planning to inform future engagement

● Strategic objectives

● Financial performance

● ESG and sustainable business practices

● Corporate Governance

● Diversity, Equity and Inclusion

● Executive Compensation Alignment

● Risk Management, including privacy and information security

Customers

● Corporate websites

● Social media

● Branch interactions

● Publicly available regulatory filings

● Contact Center and Customer helplines

● Financial literacy trainings

● Board approved Marketing and Community Outreach Plan

● Products and services that meet their unique needs

● Financial education and literacy

● Privacy and information security

● Diversity, Equity and Inclusion

● Business ethics

● Corporate citizenship and philanthropy

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ESG AND CORPORATE RESPONSIBILITY

Stakeholder	How We Engage	Primary Topics
Employees

● Internal corporate website

● Quarterly engagement surveys

● Frequent executive communications including weekly messages from the CEO, monthly all-company calls, annual town halls across the footprint and annual Leadership Summit

● Associate-led Diversity and Inclusion Advisory Council

● Coordinated volunteer efforts

● Revamped Five Star Experience – our peer-to-peer recognition platform

● Awareness and execution of strategic objectives

● Corporate values

● Diversity, Equity and Inclusion

● Corporate governance and business ethics

● ESG matters, including sustainable business practices

● Risk Management

● Privacy and information security

● Volunteering efforts and community involvement

● Professional development

● Benefits

● Workforce safety

Communities

● Service on not-for-profit boards

● Passionate employee volunteerism

● Philanthropic and CRA investments

● Community development and CRA loan officers

● Civic memberships and sponsorships

● Financial education and outreach programs

● Corporate website

● Annual Community Report

● Community development & grants

● Affordable housing

● Financial education and literacy

● Consumer products & services

● Diversity, Equity & Inclusion

● ESG, Social and Environmental Responsibility

● CRA and other investments

● Small Business

Regulators

● Strong regulatory relations is a core outcome of our strategic plan

● Proactive, periodic engagement by our CEO and executive in charge of regulatory engagement

● Robust supervisory exam management practices

● Regulatory and industry conferences

● Interactions with our Chief Risk Officer, Chief Compliance Officer, and other leaders in Risk and Compliance

● Robust Board reporting of regulatory engagement and areas of regulatory focus

● Board and management oversight

● Responsible and ethical business practices

● Risk Management and Governance frameworks

● Execution on overarching ERM Program, and underlying Information Security, BSA-AML, Compliance, Fair Lending, and CRA Programs

● Corporate governance

● Strategic objectives

● ESG and sustainable business practices

● Consumer privacy and information security

● Disciplined credit approval approach with safe and sound credit governance tied to risk appetite and strategy

● Sound balance sheet management with a tiered risk approach to capital and liquidity ratio maintenance

2023 Proxy Statement	5

ESG AND CORPORATE RESPONSIBILITY

COMMITMENT TO AND OVERSIGHT OF ESG

Our commitment to corporate citizenship and ESG starts at the top with sustainable business practices serving as a core pillar of our Board-approved three-year strategic plan. Our strategic plan is directly linked to our Board approved Risk Appetite Statement to ensure that execution of it is done prudently and mindful of evolving risks that impact our company. Additionally, ESG-related risks have been integrated into our Board approved Enterprise Risk Management (“ERM”) Program, which facilitates direct periodic tracking and monitoring of these risks by our Board and Management team.

The company is committed to ensuring that the Board is properly informed of relevant ESG-related risks and opportunities. The Board and its Executive Committee regularly oversee the status and progress of ESG-related initiatives and objectives through the review of the execution of our three-year strategic plan. Additionally, as reflected in Board committee charters available on our investor website, four of our Board committees—each composed entirely of independent directors—are specifically charged with relevant ESG oversight over matters within their subject matter expertise.

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ESG AND CORPORATE RESPONSIBILITY

Board of Directors

Oversees Major Risks and Opportunities

- Documents sustainable business practices serving as a core pillar of our strategic plan.
- Oversees the status of ESG-related initiatives and objectives.
- Receives regular reports from each of the Board's committees.

Nominating and Governance Committee	Risk Oversight Committee	Management Development & Compensation Committee	Audit Committee
Ensures effective and sound corporate governance over ESG matters.	Oversees material risks, including ESG risks, that impact the company.	Oversees the development and implementation of the company's diversity, social responsibility, and human rights related strategies and initiatives, including relevant ESG strategies.	Oversees Financial Disclosures to ensure accurate reporting of ESG matters.

Management

Senior and executive leaders are actively engaged in progressing our ESG objectives. Day to day leadership rests with our Chief Legal Officer, who reports to our President and Chief Executive Officer. The Chief Legal Officer's work is supported by a cross functional working group of senior leaders tasked with regularly monitoring best practices, trends, and investor and community perspectives relative to ESG.

Management uses our ERM framework, which integrates risk management, including climate related risk, into a comprehensive company-wide structure to facilitate the incorporation of risk assessments into strategic planning and decision-making processes across the Company. The ERM Program includes risk metric related to ESG matters. The ERM Program is regularly reported to the Board's Risk Oversight Committee.

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ESG AND CORPORATE RESPONSIBILITY

ESG is also woven into our enterprise-wide operations. Day-to-day leadership of ESG rests with an executive who reports directly to our President and Chief Executive Officer. Because ESG spans across all aspects of our operations, we also established an internal cross-functional working group of senior leaders that is tasked with driving additional progress on initiatives that promote sustainability and further transparency.

Our ESG Program is documented and has been provided to all of our employees (“associates”) to memorialize our enterprise-wide commitment to it and to create transparency around our expectations. Our ESG expectations are also set forth in underlying Human Rights and Environmental Responsibility policies. We also implemented and administer a Third-Party Vendor Code of Conduct that lays out our ESG expectations of company vendors.

Our ESG Program and ESG-related activities are also posted on our company and investor websites to provide public transparency on our commitment to and work in this important area.

We regularly monitor best practices, trends, and investor and community perspectives relative to ESG, and continue to engage with our shareholders to better understand their ESG views. We carefully consider the feedback we receive, adjust our focus and work as needed, and report on relevant ESG matters through internal and public channels, such as our annual proxy statement and financial disclosures.

We believe in focusing our efforts on where we can have the most impact and that our attention to key ESG priorities can help drive business practices that are crucial to our long-term growth. Against this backdrop, and guided by the sustainability principles set out in the Sustainability Accounting Standards Board (“SASB”), our areas of ESG focus include:

Associates	Community	Environmental Responsibility	Governance

ASSOCIATES

Our Five Star Promise is the shared commitment by the company and all Five Star associates to building a culture of teamwork, excellence and integrity consistent with our corporate values. We are committed to continually nurturing an environment where everyone feels welcome, valued, respected and appreciated. We empower our associates to live the Five Star Promise and be an active part of evolving our culture. Some examples include:

•	Inviting associates to participate in annual and periodic engagement surveys that measure employee satisfaction and provide valuable and actionable feedback to leadership

•

Supporting associate-led Diversity and Inclusion Advisory Council (“D&I Council”) that facilitates the understanding and appreciation of diverse perspectives and recommends strategies for sustainable and impactful change enterprise-wide

•	Execution of our STAR Volunteer program that enables associates to receive paid time off for volunteering in the community and putting forth ideas for further involvement

•	Using our peer-to-peer recognition platform, The Five Star Experience, to celebrate each other’s successes, team efforts, and personal and professional milestones

•	Sharing ideas, diverse perspectives and personal stories to promote an inclusive and accepting workplace on our Culture Center internal webpage from leadership and associates alike.

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ESG AND CORPORATE RESPONSIBILITY

Our strong commitment and work in these areas led to Five Star Bank being recognized by both The Rochester Democrat & Chronicle Top Workplaces and The Buffalo News Top Workplaces in their respective geographies. Also, Five Star Bank recently became Great Place to Work(TM) certified, which recognizes employers globally who achieve an outstanding culture based on anonymous survey data collected from their own employees.

We transformed and modernized our culture and talent management practices by implementing Human Capital Management reporting and practices. This strategy established a foundation that enables leaders to better manage teams and hire talent, further advancing an inclusive culture and building a more diverse workforce. Earlier this year, we invested in and implemented a new peer-to-peer recognition system to strengthen internal communication and celebrate successes, in recognition of our core values.

As our employees returned to the office after the pandemic, we thoughtfully assessed and updated our remote work practices and implemented “Five Star Fulfilled”, a comprehensive set of practices around work-styles, hybrid-work, office standards, and meeting etiquette, along with “Dress for your Day”, an initiative that empowers our associates to dress in comfortable but professional attire that is appropriate for the type of day they will have in the office. We also invested in technology to support our associates’ work-styles and grow effective teams across our footprint, including providing company-issued laptops to associates, launching collaborative software and upgrading a number of our systems to enable virtual groups to work more effectively.

In 2022, we also improved upon the standards for setting goals, conducting quality performance evaluations, succession planning, and learning and development, including conducting annual talent calibration of our senior leadership team. In support of creating a learning culture while also thoughtfully developing our talent, we introduced formal Career Success Plans (“CSPs”) for setting and achieving professional development objectives. Our focus on developing people has allowed us to reach several milestones including:

•	Reduced our time to fill openings from over 75 days to 45 days

•	Assessed internal talent and identified gaps and development opportunities through 9-Box Talent Calibrations

•	Engaged sixty emerging leaders in documented CSPs that identify important career related milestones which allow for focus on their accelerated development and retention

•	Implemented a new Learning Management System called “Five Star University” to facilitate frequent virtual learning and improve functional and leadership skills of our associates.

Our Compensation Policy, which is reviewed and approved by our Board each year, memorializes our commitment to fair and equitable compensation. We regularly review our compensation programs to ensure fair and inclusive pay practices across our business within our compensation philosophy. To help our associates and communities thrive, we provide a $15.00 per hour starting minimum wage for all company associates, $0.80 per hour above the New York State minimum wage.

We continue our commitment to equal employment opportunity through a robust affirmative action plan which includes annual compensation analyses and ongoing reviews of our selection and hiring practices alongside a continued focus on building and maintaining a diverse workforce. Each year, the Board’s Management Development & Compensation (“MD&C”) Committee reviews Management’s performance of our affirmative action plan.

The health and wellbeing of our colleagues is a top priority and in recognition of this, we provide our employees a robust health and wellness package. We continually evolve our benefits plans to remain competitive and meet the needs of our workforce. Our benefits package includes:

•	Health and welfare benefits with generous employer contributions

•	Company paid short-term disability and life insurance benefits

•	401(k) savings program with Vanguard Investment Services

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ESG AND CORPORATE RESPONSIBILITY

•	Defined benefit pension plan for all associates

•	Combined paid time off and paid sick leave to ensure associates have maximum flexibility

•	Tuition and training reimbursement programs.

We support the wellness of all colleagues through various programs including health seminars and education programs with our expert employee benefits partners.

Diversity, Equity, & Inclusion (“DEI”)

We remain committed to providing equal employment opportunities for hiring, training, compensation, transfer, promotion, and other aspects of employment for all qualified applicants and employees without regard to race, religion, color, national origin, citizenship, sex, sexual orientation, gender identity, age, veteran status, disability, genetic information, or any other protected characteristic.

A diverse and inclusive workplace aligns with our core values. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. As of December 31, 2022, women represented approximately 62% of our workforce, and self-identified racial and/or ethnic minorities represented approximately 11% of the company’s workforce.

We strive toward having a diverse and inclusive team of employees, knowing that we are better together with our combined wisdom and intellect. With a commitment to equality, inclusion, and workplace diversity, we focus on understanding, accepting, and valuing the differences between people. To further advance our diversity and inclusion goals, the D&I Council was formed in 2021 to foster an environment that values, welcomes, and facilitates the exchange of diverse perspectives and life experiences. Our D&I Council continues to inform our Chief Human Resources Officer on employee initiatives to further our inclusive culture and is charged with supporting sustainable and impactful D&I practices, including:

•	Promoting a continuous focus on and commitment to DEI

•	Identifying opportunities and developing proposals to address the unique needs and challenges of our organization

•	Championing DEI by engaging and learning from associates throughout the organization

•	Advocating for and supporting communications and learning opportunities to build awareness and inclusion for many groups

•	Monitoring and communicating progress through an annual survey and employee feedback.

The D&I Council reports directly to our Executive Management Committee (the “EMC”) and met regularly throughout 2022 to provide feedback and ideas that guide our DEI strategy. To encourage productive conversations within our organization, we held regular meetings in 2022 to provide opportunities for participants to engage in discussions on

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ESG AND CORPORATE RESPONSIBILITY

DEI education and initiatives. Additional accomplishments of the D&I Council include conducting a company-wide survey to understand and measure internal opportunities for growth and conducting training sessions on unconscious bias. The company also facilitated DEI awareness through periodic updates delivered by the D&I Council on all-company calls, in our company newsletter, and through posts on our internal website.

Our Board-approved anti-discrimination, anti-harassment, whistleblower, and anti-retaliation policies are updated and reviewed annually. We also make available to our associates an HR hotline where associates can make confidential and anonymous reports of misconduct.

We conduct intentional, strategic hiring to supplement the organization with new skill sets and perspectives. Our talent acquisition team uses internal and external resources to source diverse slates of talent for every opening, enabling us to hire highly skilled and talented workers. We engage employees by offering referral bonuses for open positions.

COMMUNITY

Our company has a long and proud history in supporting communities in Western New York State that goes back to 1817. Our commitment to our communities continues to this day through our support of community organizations, volunteer work across our footprint, and our dedication to improving consumer financial literacy and supporting the underbanked.

Each year, our Board approves a Marketing and Community Outreach Plan to ensure that the needs of the communities that we serve are being met. Leaders in Marketing, Community Development, Compliance, and Community Reinvestment Act (“CRA”) each report on performance of this Plan to our Board.

We are focused on supporting various organizations through fundraising efforts, educational sponsorships, community development efforts, food drives, and partnerships. A sample of the organizations for which we provided financial support sponsorships in 2022 includes:

•	Flower City Habitat for Humanity

•	Livingston County United Way

•	NAACP

•	Tee It UP for the Troops Wanakah

•	Wyoming County Business Center

•	Junior Achievement of Western New York and Central Upstate New York

Company volunteerism is another area in which we take great pride. Our associates give freely of their time, talent, and financial resources, and many participate as volunteers, trustees, and committee members of civic and charitable organizations. This year, we worked on strengthening our partnerships with many of our CRA Grantees by also providing our associates opportunities to volunteer or give with these organizations. In 2022:

•	At least 40 employees served on not-for-profit boards

•	Our S.T.A.R. Volunteers Program continued to provide our associates the option to work one day per year, fully paid, volunteering in the community of their home or branch

•	Company employees reported performing over 1300 hours of volunteer service

•

We implemented the “Work of HEART” Day, a company-wide community service event that supported over 30 organizations throughout our footprint on a single day in September 2022. More than 350 associates participated for a total of over 720 volunteer hours

•	The Company facilitates an annual United Way Campaign. In 2022, 198 employees participated and the company matched their contributions $0.50 on the dollar.

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ESG AND CORPORATE RESPONSIBILITY

In the wake of the tragic mass shooting at Tops Markets in Buffalo on May 14, 2022, we supported the impacted neighborhood by partnering with FeedMore WNY, the organization that was meeting many of the needs of the neighborhood while the grocery store was closed. We made a company contribution, associates volunteered to sort and distribute meals, and we partnered with YouGiveGoods so that associates across our footprint were able to donate thousands of pounds of fresh groceries to the community.

In addition to supporting our communities through volunteerism, Five Star’s predecessor banks have played important roles in helping to meet the deposit and credit needs of traditionally underserved markets since our formation in 1817. We continue that mission today across our entire operating footprint.

Consistent with our Board approved Marketing and Community Outreach Plan, our Community Development Director and community development loan officers build relationships and partnerships with community groups and civic and governmental leaders. Together, they identify and work to meet the community’s needs for banking services. Another key focus of their work is delivering guidance on the path to homeownership, providing vital home buyer education and financial literacy training. In 2022, we:

•

Maintained financial literacy partnerships with organizations such as: Consumer Credit Counseling Services of Rochester; Literacy Volunteers of Cayuga County; and Native American Community Services of Erie & Niagara Counties

•

Participated in the Home for You program, which includes a low down payment, no private mortgage insurance, and down payment or closing cost assistance for qualified borrowers whose income is less than 80% of the area median income

•	Offered FHA, VA, and USDA loan programs, which provide borrowers with low down payment options for purchase or refinance transactions.

Our Community Bank markets and sells a robust suite of deposit and lending products tailored to meet the needs of unbanked, under-banked, and low-and moderate-income individuals in the communities we serve. We also partner with the Allpoint Network to make cash access quick, easy, and surcharge-free to our customers at more than 43,000 ATMs nationwide. We also offer our Progress Checking program, an electronic checking account with no monthly fee, no minimum monthly deposit, and no overdraft charges. It includes Digital Banking with mobile check deposit, bill pay, and person-to-person payments. Our Marketing and Community Outreach Plan, the execution of which is overseen by our Compliance and Company Risk Committees and the Board, helps to ensure that we are meeting the needs of all segments of the communities that we serve.

Coupled with the work of our Community Bank, our commercial lending team pursues opportunities throughout our footprint to financing affordable housing with debt and equity financing, as well as historic tax credit community development investments. Our goal is to advance housing opportunities and local community development by subsidizing projects for low and moderate-income families. In 2022, we:

•	Provided nearly $65 million in funding for low income/affordable housing projects representing over $30 million in financing and over $34.5 million in Low-Income Housing Tax Credit investments

•	Donated $705 thousand to charity, of which $500 thousand was CRA eligible

•	Invested in a place-based social impact fund focused on the eight counties of Western New York State that we serve

•

Continued our work to ensure the availability and accessibility of safe, transparent, and fair financial products, tailored to meet the needs of unbanked, underbanked, and low-to-moderate income individuals in the communities we serve.

12	Financial Institutions, Inc.

ESG AND CORPORATE RESPONSIBILITY

Through our Banking-as-a-Service (“BaaS”) business, we are now the sponsor bank for Vesti, an immigrant neobank, founded by two brothers who emigrated to the United States, that focuses on providing appropriate banking products and services to first generation immigrants. Similarly, we entered an agreement to be the sponsor bank for Obsidian Banking, a community bank focused on meeting the needs of under- and unbanked-neighborhoods comprised predominantly by African Americans. Currently, we are working with Obsidian to launch appropriate banking products.

You can learn more about our community initiatives in the Five Star Bank 2022 Community Report, available on our website under News & Events.

ENVIRONMENTAL RESPONSIBILITY

Grounded in the legacy of our community-oriented traditions representing Western New York State for more than 200 years, we are committed to environmentally conscious activity. We believe that a successful future for our business and the customers and communities that we serve is dependent on the sustainability of our environment. Environmental challenges, in general, and climate change, in particular, present significant threats to the stability of the financial markets we participate in, and a corresponding societal impact on the communities that we serve. We believe that doing our part to address these threats is not only the right thing to do but also our corporate responsibility.

We remain committed to minimizing the impact of our operations on the environment and demonstrating leadership by incorporating environmental considerations into our business practices. Through our dynamic strategic planning and robust risk and governance frameworks, which directly link our three-year strategic plan to our Risk Appetite Statement and the administration or our ERM Program, we strive to seize upon prudent new business opportunities arising from the transition to a low carbon society and address environmental risks to manage them appropriately.

We also believe that we can make a positive contribution by following prudent business practices that protect and conserve our natural resources. We embed the principles of advancing a circular economy into our practices through green investments and long-term implementation of new technologies and look for these commitments in the clients and businesses we serve. Our eco-friendly decisions led to the recycling of 114.76 US Short Tons (104.11 Metric Tons) of paper in 2022.

Separately, in June 2022, the company initiated an additional waste reduction, recycling, and responsible disposal program to further our efforts to conserve our natural resources. Our efforts for the initial six months of the program resulted in eliminating 72 metric tons of greenhouse gas that would have otherwise represented the footprint of our garbage. By recycling what we can and sending the remainder to a state-of-the-art landfill that turns gas into electricity which contributed to reduction in extraction of new resources, the net benefit is -50 metric tons of greenhouse gas.

We continue our work to reduce our impact on the environment and promote environmentally friendly projects and practices. Five Star Bank Centre, the new home of our Western New York regional administrative office, opened following environmentally conscious renovations. It features an internal design maximizing natural light, utilizes live plants to enhance air quality, and has lighting sensors to promote energy conservation. Furthermore, in 2022, we:

•	Identified investments in Green Bonds with a par value of $42 million

•	Deployed electric vehicle charging stations at Five Star Plaza in Rochester and Five Star Centre that are available to the public and which employees are encouraged to use.

•

Began tracking our energy use. Our natural gas use in 2021 was 10,128 dth and 10,604 dth in 2022. Our electricity use in 2021 was 4,407,006 kwh and 4,557,860 kwh in 2022. Both changes were a result of an increase to the size of our footprint.

2023 Proxy Statement	13

ESG AND CORPORATE RESPONSIBILITY

•

Created brand standards for new build and renovation projects that include LED lighting with motion sensors, carpet, and ceiling tiles to contain high recycled material content and high efficiency HVAC equipment.

We continue to invest in technological advancements focused on increasing efficiencies, lowering operating costs, optimizing capital expenditures, and adding value for our customers. We are continuously researching innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion-activated lighting, solar panels, and high-efficiency HVAC units. We encourage environmentally friendly practices at our offices to reduce water waste and the use of paper and plastics. We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, provides a strategic benefit to the company.

We are also following sound change management practices to prepare for the finalization and implementation of The Enhancement and Standardization of Climate-Related Disclosures for Investors rule proposed by the SEC. The proposed rule, if finalized in its current form, would require several new disclosures, including:

•	Climate-related risks and their actual or likely material impacts on business, strategy, and outlook

•	Governance of climate-related risks and relevant risk management processes

•	Greenhouse gas emissions

•	Certain climate-related financial statement metrics and related disclosures

•	Information about climate-related targets and goals, and transition plan, if any.

Internally, we continue to monitor the status and progress of the implementation of this rule and will proactively build a framework and appropriate internal control to address disclosure related duties that are implemented. Under our robust governance framework, we will implement appropriate controls to ensure the reliability of data, with disclosures overseen by Management’s Disclosure Committee and the Board’s Audit Committee. Through this process, we will further enhance our robust governance and sustainability practices and will be better positioned to generate long-term value for our shareholders.

GOVERNANCE

As a publicly-traded financial institution, we are mindful of the importance of maintaining a governance framework that provides appropriate oversight, transparency, and accountability of our operations. We are committed to achieving excellence in our sustainability governance practices and establishing a strong foundation for the long-term success of the company. We routinely engage with our shareholders to better understand their ESG views, carefully consider the feedback we receive, and continue to maintain strong governance and risk management frameworks that are reflective of evolving risks.

We intend to conduct our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our customers, employees, investors, partners, and regulators.

Our Code of Business Conduct and Ethics requires that our directors, officers, and colleagues comply with all applicable rules and regulations. Our Board of Directors, consisting of 11 independent directors plus our CEO, is responsible for oversight of the management of the company and its business for the long-term benefit of our shareholders. Our corporate governance policies and practices include evaluations of the Board and its committees and continuing director education. Our documented ESG Program, Environmental Responsibility Policy, Human Rights Policy, Third-Party Vendor Code of Conduct and ERM Program further support our stated ESG goals within our governance structure.

Our governance framework deploys cross-functional management-level committees that have requisite subject matter expertise and control to regularly oversee important matters like risk management and compliance, financial disclosure and internal control, projects, new or modified products and services, management of the assets and liabilities of the Bank, and governance. Each management committee reports to a Board Committee comprised of independent Directors, which also has requisite subject matter expertise and focus to ensure Board oversight over significant matters.

14	Financial Institutions, Inc.

ESG AND CORPORATE RESPONSIBILITY

Core governance documentation—Board and management-level committee charters, Corporate Governance Guidelines and other company policies—are reviewed and updated at least annually to ensure that they remain current and are reflective of internal and external factors impacting our operations. To promote public transparency, core Board governance documentation is posted on our investor website.

We deploy a three-lines of defense model that complies with regulatory guidance. Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate risk including, among other things: operational, compliance, legal, information security/cyber security, credit, liquidity, market, ESG, and strategic risks. These teams regularly provide updates to the Board’s Risk Oversight Committee as well as the Board. Further, as a component of our Compliance Management System, the Compliance Department conducts annual training in the areas of Bank Secrecy Act and Anti-Money Laundering (“BSA-AML”), Fair Lending, Privacy, and Unfair, Deceptive or Abusive Acts and Practices (“UDAAP”), among others.

We have a robust information security and cyber defense program that incorporates multiple layers of physical, logical and written controls. We leverage industry-standard encryption configurations and technologies on our systems, devices and third-party connections and further vet third-party vendors’ encryption, as required, through our vendor management process. Our information security department maintains a risk assessment that is approved by the Board on an annual basis. Information security and cyber security training are conducted annually, and all employees are subject to simulated phishing attempts on an ongoing basis with results reported to the Risk Oversight Committee.

Our Board believes that director refreshment is an important component of good corporate governance. In the past two years, three new directors were added to our Board. Additionally in the past two years, the Board elected new leaders to four of the Board’s six Committees: the Executive, Nominating and Governance, Risk Oversight, and Technology and Data Committees. Each of these Committees is led by an independent director reflective of gender or ethnic diversity. In 2021, the Board also elected a new Board chair.

Several of our governance practices, including the Board’s role in risk oversight, stock ownership policies, corporate strategy and ERM, board composition and director nominees are summarized in the Corporate Governance and Board Matters section that follows.

2023 Proxy Statement	15

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Corporate Governance Guidelines and other key governance policies and documents, including the charters for each of our standing Board committees, stock ownership requirements and our codes of conduct and ethics, are available on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.” Information available on our website is not a part of, and is not incorporated into, this proxy statement.

SEPARATE CHAIR AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chair of the Board and CEO are separated. The Board believes that separating these two positions allows each person to focus on their individual responsibilities, essential in the current business and economic environment. Under this structure, our CEO can focus attention on the day-to-day operations and performance of the company and work to implement our long-term strategic plan. At the same time, our non-executive Chair of the Board can focus attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members and providing insight and guidance to our CEO through regular interaction.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight and prudent management of risk, and ensures strategic objectives are aligned with our risk appetite. The Board approves our Risk Appetite Statement, ERM Program, BSA-AML Policy and Program, Codes of Conduct and Ethics, Compliance Management Program and Policy, Information Security Program and Framework, and Risk Management Policy and reviews and updates each annually to ensure that our risk framework remains relevant and current to address evolving risk. Our Board committees conduct primary oversight of certain risks that may affect us, including ESG-related risks as detailed above in “ESG and Corporate Responsibility—Commitment to and Oversight of ESG.” The Board’s Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, operational, compliance, legal, ESG, cybersecurity and electronic data processing risks, among others. The Board’s Audit Committee focuses on oversight and disclosure of financial risks, including those that could arise from our accounting and financial reporting processes. The Board’s MD&C Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The Board’s MD&C Committee actively participates in an ongoing review of our management succession plan, including discussion regarding the company’s leadership team with a focus on key positions at the senior and executive officer levels. This planning reflects our strong commitment to recruiting, developing, and retaining highly qualified executives, and our support for employee development and internal succession opportunities. Succession planning provides our organization alternatives in the event of both planned and unplanned succession needs.

Board of Director succession planning is overseen by the Nominating and Governance (“Board’s Governance”) Committee and is further described on page 36.

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Our management team, including our CEO and Chief Financial Officer and Treasurer (“CFO”), regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences, and other channels of communication. When shareholders are likely to have questions relevant to their areas of focus, other members of our executive management team, including our Chief Community Banking Officer (products, marketing, and outreach), Chief Legal Officer and Corporate Secretary (ESG), and Chief Human Resources Officer (DEI) participate in these communications.

16	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding corporate governance, financial performance, executive compensation, and other topics of interest to our shareholders. Our most recent outreach effort, completed in early 2023, included 29 of our largest shareholders representing 53% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and its committees and is reflected in adjustments to our policies and practices.

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. The policy is incorporated into our Corporate Governance Guidelines. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with abstentions and broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

On receipt of the resignation, the Board’s Governance Committee will evaluate what is in the best interests of the company and its shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for re-nomination in the future. Within 90 days of the Annual Meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate strong commitment to our company and sound corporate governance, our Board and EMC (members identified by footnote 1 to Executive Officers listing on page 78) must comply with the Director and Executive Stock Ownership Requirements (“Stock Requirements”) approved by our Board. Annually, the Governance and MD&C Committees review the Stock Requirements for participant compliance and make recommended changes to the Board to ensure they remain current and reflective of industry practices and investor expectations. Stock Requirements were increased in 2021 for the EMC and in 2022 for the Board. Current Stock Requirements are set forth below:

Position	Required Ownership

President and CEO	3x Annual Base Salary

Executive Vice Presidents	1.5x Annual Base Salary

Other Members of the Executive Management Committee	1x Annual Base Salary

Non-employee Directors	3x Annual Cash Retainer

Directors and EMC members are required to achieve the Stock Requirements within five years from their election as director or, in the case of an executive, from the date they were named a member of the EMC. Those subject to the Stock Requirements must retain at least 75% of shares we issued to them until they fulfill the stock ownership requirements above. Once these individuals achieve the required ownership levels, they must maintain that ownership for as long as they serve as directors or members of the EMC.

Pursuant to the Stock Requirements, directors and EMC members are deemed the owner of shares they own outright, shares owned by immediate family members residing in the same household, shares of our stock held by the individual in the company stock fund of our 401(k) plan, shares acquired upon stock option exercises, shares held in trust for the benefit of the person and unvested time-based restricted shares or units.

2023 Proxy Statement	17

CORPORATE GOVERNANCE AND BOARD MATTERS

In 2022, all directors and EMC members met the Stock Requirements or are within their five-year window to achieve compliance.

Clawback Provisions

Our executive incentive compensation plan documents and award agreements incorporate clawback provisions to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. These provisions authorize us to seek recovery of any payment, bonus, retention award or incentive compensation award that was determined using materially inaccurate information. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

CODE OF ETHICS

Expectations for our directors, officers and employees are memorialized in our Code of Business Conduct and Ethics Policy (“Code of Ethics”) that is annually approved by our Board of Directors. The Code of Ethics is applicable to all employees and covers professional conduct, including conflicts of interest, safeguarding of confidential information, anti-trust compliance, fair and responsible banking, financial responsibility, and diversity and inclusion. New employees and existing employees (on an annual basis) are required to acknowledge receipt of and compliance with the Code of Ethics.

Additionally, we have a code of ethics for the CEO, CFO and senior financial officers that sets additional and heightened expectations for honest and ethical conduct and compliance with applicable laws, rules, and regulations applicable to financial related matters (this code of ethics and the Code of Ethics collectively are referred to as “Ethics Codes”). Each applicable employee must annually review and affirm their intent to comply with the Ethics Codes.

Current versions of these codes may be viewed on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.” Exceptions to any provision of the Ethics Codes must be approved by the Chief Compliance Officer and are reported to and ratified by the Board. We intend to notify shareholders of any exceptions granted on our website at www.FISI-Investors.com. We did not grant any exceptions during 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy provides for the oversight of related party transactions, as defined under Item 404(a) of SEC Regulation S-K. Our Chief Risk Officer is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Board’s Audit Committee to determine whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction would be a related party transaction, the committee decides whether to approve or decline the proposed transaction. In determining whether to approve a potential related party transaction, the Audit Committee considers regulatory requirements, whether the transaction is consistent with the Ethics Codes, and all other factors it deems appropriate using its business judgment.

During 2022, we were not a party to any transaction or series of transactions, and there is not any currently proposed transaction, in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

18	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

During 2022, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features to the company.

All loans to our directors and executive officers are subject to limitations contained in and made in compliance with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, 5% or greater shareholders and their affiliates in the future.

CORPORATE STRATEGY AND ENTERPRISE RISK MANAGEMENT

Our Board of Directors regularly reviews our strategy, the environment in which we operate and the progress we are making toward the goals we set. Our Board has established a three-year strategic plan that clearly defines strategic priorities and underlying business unit objectives. The Board reviews and updates the three-year strategic plan annually to ensure that it remains current and relevant. We remain committed to an effective and efficient risk and control environment. Our long-term strategy, that is reviewed and updated annually, is firmly linked to our Risk Appetite Statement and ERM Program which are similarly approved by the Board each year.

Consistent with our management commitment to ownership, accountability and transparency, our strategic plan and ERM Program each have metrics (key-performance indicators/key risk indicators). The Board and its Executive Committee regularly track the status and progress of meeting strategic objectives, and the Board’s Risk Oversight Committee regularly oversees administration of the ERM Program and the level of the risk metrics set forth in it. Executive performance is also tracked and evaluated against achievement of strategic initiatives while prudently managing associated risks, and overseen by the Board’s MD&C Committee.

Risk is an inherent part of our daily business and activities as a financial services institution. The company’s success and reputation depend on effectively managing all risks it faces to the benefit of our shareholders, customers, and other stakeholders. We do this through robust and comprehensive risk management programs and underlying policies and controls. Our risk programs include the conduct of risk assessments and testing, complaint management for root cause, and the administration of appropriate training. The company’s risk management philosophy focuses on achieving risk-adjusted returns through prudent risk-taking that is intended to protect shareholder value, manage unpredictability of risks, and minimize potential adverse impact on operating performance and financial condition.

Effective risk management, which is further supported by our company-wide ERM framework, is a priority for the company’s leadership, and senior management requires thorough and frequent communication and the appropriate escalation of risk matters. Accordingly, the ERM framework integrates risk management into a comprehensive company-wide structure that facilitates the incorporation of risk assessments into strategic planning and decision-making processes across the company. Following a three-lines of defense model, the company’s risk management and compliance functions, respectively, operate independently from the lines of business, enabling them to effectively challenge business leaders. They are responsible for defining policies and frameworks for the management of risk across the company.

Given the complex and evolving nature of our lines of business, we invest time and resources in maintaining a risk-management culture that is incisive and knowledgeable and subject to ongoing review and enhancement.

Annually, our Board of Directors approves the ERM framework. The Board’s Risk Oversight Committee oversees the performance and administration of the ERM Program. The MD&C Committee reviews our Chief Risk Officer’s annual evaluation and certification of the design and operation of all incentive compensation plans to ensure that incentive compensation arrangements for all employees do not encourage inappropriate risk-taking.

2023 Proxy Statement	19

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence, Diversity and Qualifications

Our Corporate Governance Guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the SEC and Nasdaq and has no relationship with the company that would interfere with the exercise of his or her independent judgment. The Board and its Governance Committee have determined that each of our directors, except for President and CEO Martin K. Birmingham, is independent in accordance with the standards set forth by the SEC and Nasdaq.

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The Board’s Governance Committee is responsible for reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The Board’s Governance Committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

Consistent with the Corporate Governance Guidelines, the Board’s Governance Committee selects nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the company’s business environment, ability to make time commitments to the company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board is committed to diversity in terms of the individual members, their experiences, and areas of expertise. When identifying Board candidates, consistent with our Corporate Governance Guidelines, we follow the Rooney Rule requirements that the pool of candidates from which the Board’s Governance Committee recommends nominees includes female and racially/ethnically diverse candidates and that the Board’s Governance Committee will instruct any third-party search firm it engages to include female and racially/ethnically diverse candidates in such pool. The Board’s Governance Committee will identify, recommend, and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, ethnicity, gender and sexual orientation, in addition to the qualities highlighted above. The Board seeks to balance the value that longevity of director service can bring to the company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

The Board’s strong commitment to diversity goes beyond Board membership and extends to Board leadership. Since 2016, 67% of new directors are gender or ethnically diverse. Significantly, five of the seven Board leadership positions are chaired by a diverse director. All three female Board members serve in leadership roles including our Board Chair, Executive Committee Chair, Technology & Data Committee Chair, and Risk Oversight Committee Chair. Additionally, the Chair of the Board’s Governance Committee is African American.

20	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Refreshment

Our Board believes that director refreshment is an important component of good corporate governance. At our 2021 annual meeting, shareholders elected two new directors to our Board, and another new director joined our Board in 2022 and was recommended for election during this year’s meeting. More than half of the Board’s 11 independent directors joined since 2016. We have also experienced a refresh in Board leadership. In the past two years, the Board elected a new Board Chair and new chairs of the Board’s Executive, Governance, Risk Oversight, and Technology and Data Committees.

The Board’s Governance Committee continued to discuss implementing age and term limits for members of our Board of Directors in 2022 and decided against recommending any changes observing the level of director refresh that has occurred, deep experience and significant contributions being made by directors, past shareholder voting history, the company’s Director Resignation Policy, and other factors bearing on director succession.

Board Self-Assessment

The Board is committed to regularly assessing its own performance to identify its strengths as well as areas in which it may improve performance. The self-evaluation process, which is established by the Board’s Governance Committee, involves the completion of annual written evaluations for each director and the full Board, review and discussion of the results of the evaluations by both the Board’s Governance Committee and full Board, and the consideration of actions to address any issues. In addition, as part of the evaluation process of director and board and committee performance, the Chair of the Board meets with each director individually and shares constructive feedback received with the Board’s Governance Committee and the Board.

Shareholder Nominees

The Board’s Governance Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our Corporate Governance Guidelines and in our Amended and Restated Bylaws (our “Bylaws”) and is further discussed in “Committees of the Board—Nominating & Governance Committee” on page 36.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

2023 Proxy Statement	21

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our Bylaws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at twelve members. The nominees for director at the Annual Meeting are:

•	Donald K. Boswell

•	Andrew W. Dorn, Jr.

•	Robert M. Glaser

•	Bruce W. Harting

•	Susan R. Holliday

Messrs. Boswell, Dorn, and Glaser and Ms. Holliday have been nominated by the Board of Directors, upon the recommendation of the Board’s Governance Committee, to stand for election for a term expiring at the company’s annual meeting to be held in 2026 and until his or her respective successor is duly elected and qualified. Mr. Harting, who was elected to the Board in August of 2022, has been nominated by the Board of Directors, upon the recommendation of the Board’s Governance Committee, to stand for election for a term expiring at the company’s annual meeting to be held in 2025 and until his successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the company’s shareholders. As of the date of this proxy statement, the company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board, upon the recommendation of the Board’s Governance Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director continuing in office with information regarding the individual’s service as a director, business and other experiences, director positions and information regarding experiences, qualifications, attributes, and skills considered by the Board’s Governance Committee and the Board.

Ages shown are as of December 31, 2022. No director, director nominee or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees

Donald K. Boswell, Andrew W. Dorn, Jr., Robert M. Glaser, Bruce W. Harting, and Susan R. Holliday and recommends that you vote

“FOR ALL NOMINEES”

22	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

 DONALD K. BOSWELL

Director Since: 2017 Age: 71 Term Expires: 2023 Independent Committee Membership: ● Nominating & Governance (Chair) ● Technology & Data

Business Experience

–  Vice Chair of Independent Health, since 2020

–  President and CEO Emeritus and Consultant for the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 2021; President and CEO (1998–2021)

–  North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996–1997); Vice President of Marketing and Corporate Development (1986–1996); and Vice President of Development (1982–1986)

–  KCTS-TV, Seattle: Vice President of Development (1981–1982)

–  WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977–1981)

Past Public Company Boards

–  HSBC Bank USA, N.A.

Current Nonprofit Boards

–  Artpark & Company; 43 x 79 Group; American Public Television; AAA of Central and Western New York, Inc.; AAA National Board; American Friends of the Art Gallery of Ontario (Chair); Independent Health; The John R. Oishei Foundation; and PBS (Past Vice Chair)

Past Other Company Boards

–  Blue Cross Blue Shield (Health Now)

–  New Era Cap Company

Education

–  Pennsylvania State University; BS and M.Ed.

–  Management Development Certificate, The Wharton School at The University of Pennsylvania

–  Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

2023 Proxy Statement	23

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

 ANDREW W. DORN, JR.

Director Since: 2014 Age: 72 Term Expires: 2023 Independent Committee Membership: ● Management Development & Compensation (Chair) ● Executive ● Risk Oversight

Business Experience

–  Chair, Coal Ash Recycling, LLC, a private company focused on the beneficial reuse of coal ash to make lower carbon “green” concrete, since 2021

–  Co-Managing Director of Energy Solutions Consortium, LLC (2015–2021)

–  Managing member of Moundsville Power LLC (2012–2015)

–  Chair and Chief Financial Officer of Demand Response Partners, Inc. (2008–2015)

–  President and Chief Investment Officer of Hunterview LLC (2008–2013)

–  Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997–2008)

–  Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994–1997)

Past Public Company Boards

–  Great Lakes Bancorp

Current Nonprofit Boards

–  D’Youville College (Former Chair)

–  Health Foundation for Western & Central New York

–  The Western New York Foundation

Past Nonprofit Boards

–  Brooks Memorial Hospital (Vice Chair); Buffalo Urban League; Chautauqua County Fund for the Arts (Chair); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chair); and several additional community and nonprofit boards in Erie and Chautauqua counties

Education

–  University at Buffalo–State University of New York

–  MBA, Canisius College

 ROBERT M. GLASER

Director Since: 2014 Age: 76 Term Expires: 2023 Independent Committee Membership: ● Audit (Chair) ● Executive

Business Experience

–  Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

–  Retired Chair of the Board of Freed Maxick CPAs, P.C. (1994–2015)

–  Joined Freed Maxick CPAs, P.C. as a partner in 1981 and served as Chair and Managing Director (1994–2011)

–  Price Waterhouse (1968–1981)

Former Appointed Positions

–  Chair of the Erie County Fiscal Stability Authority

–  Independent Judicial Election Qualification Commission for the Eighth Judicial District

Current Private Company Boards

–  NA Realty Fund II

–  Noco, Inc.

Past Nonprofit Boards

–  Audit Committee for Kaleida Health; CPA Associates, Inc.; and several nonprofit and cultural boards in Western New York

Education

–  Canisius College

24	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES – NOMINEES DIRECTOR BIOGRAPHIES — NOMINEES

 BRUCE W. HARTING

Director Since: 2022 Age: 65 Term Expires: 2023 Independent Committee Membership: ● Audit ● Risk Oversight

Business Experience

–  Managing Director, Wedbush Securities (2023)

–  Team Chief Investment Officer, Private Wealth Advisor at Rockefeller Capital Management (2022)

–  Managing Director, Investment Banking, Deutsche Bank (2017–2021)

–  Managing Director, Investment Banking, Credit Suisse (2015–2017)

–  Managing Director, Investment Banking, Barclays Capital (2012–2015)

–  Managing Director, Equity Research, Barclays Capital/ Lehman Brothers (1996–2012)

–  Senior Analyst, Equity Research, Salomon Brothers (1988–1996)

Past Nonprofit Boards

–  Brooklyn Youth Choir

Education

–  American University

–  M.A., University of Philadelphia

 SUSAN R. HOLLIDAY

Director Since: 2002 Chair Since: 2021 Vice Chair: 2020–2021 Age: 67 Term Expires: 2023 Independent Committee Membership: ● Executive (Chair)

Business Experience

–  Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web and app design and development firm, since 2011

–  President and Publisher of the Rochester Business Journal (1988–2016)

Past Public Company Boards

–  Rochester Gas & Electric Corp

Current Private Company Boards

–  Complemar Partners, Inc.

Past Other Company Boards

–  Key Bank of New York

Current Nonprofit Boards

–  Greater Rochester Chamber of Commerce (Past Chair)

–  Health Care Trustees of New York State (Chair)

–  Healthcare Association of New York State

–  Riedman Foundation (Trustee)

–  Rochester Institute of Technology (Vice Chair)

–  University of Rochester Medical Center (Past Chair)

Past Nonprofit Boards

–  MCC Foundation

–  Rochester Museum & Science Center (Chair); United Way of Greater Rochester (Vice Chair); and several additional community and nonprofit boards

Education

–  Cornell University

–  MBA, Rochester Institute of Technology

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PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 MARTIN K. BIRMINGHAM

Director Since: 2013 Age: 56 Term Expires: 2025

Business Experience

–  President and Chief Executive Officer of the company and the Bank since March 2013

–  President and Chief of Community Banking of the Bank (2012–2013)

–  Commercial Banking Executive and Rochester Region President of the Bank (2005–2012)

–  President, CEO and Director of subsidiary, The National Bank of Geneva, 2005

–  President of Rochester Region, Bank of America (2004–2005)

–  Progressive corporate banking roles including Regional President, Fleet Financial Group (1989–2004)

Current Nonprofit Boards

–  New York Bankers Association (Treasurer)

–  AAA of Central and Western New York, Inc. (Past Chair and Past Vice-Chair)

–  Greater Rochester Chamber of Commerce

–  MCC Foundation

–  ROC2025

–  St. John Fisher College (Former Chair)

–  The Business Council of New York State

–  University of Rochester Medical Center

Past Nonprofit Boards

–  Federal Reserve Bank of NY Community Depository Institutions Advisory Council; The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

–  St. Lawrence University

–  MBA, Simon Business School at the University of Rochester

–  Honorary Doctorate of Humane Letters, St. John Fisher College

 DAWN H. BURLEW

Director Since: 2017 Age: 58 Term Expires: 2024 Independent Committee Membership: ● Technology & Data (Chair) ● Management Development & Compensation ● Risk Oversight

Business Experience

–  Director of Government Affairs & Business Development, Global Government Affairs Division of Corning Incorporated since 2008

–  Town of Erin Supervisor since 2014

–  Corning Incorporated: Corporate Real Estate Portfolio Manager (2002–2008); Progressive corporate and management roles (1984–2002)

Current Nonprofit Boards

–  Bethany Village (Chair); Business Council of New York State (Vice Chair); Chemung County Industrial Development Agency (Past Vice Chair); Chemung County Property Development Corp. (Past Vice Chair); Chemung County Chamber of Commerce (Vice Chair); Corning Community College Development Foundation; Corning Community College Housing LLC; Corning’s Gaffer District; Guthrie Corning Hospital (Vice Chair); Healthcare Association of New York State (HANYS); Incubator Works; International Motor Racing Research Center; Southern Tier Central Regional Planning & Development; Southern Tier Economic Growth; Southern Tier Regional Economic Development Council; Three Rivers Development Corp. (Vice Chair); Regional Economic Development and Energy Corporation (Past Chair)

Education

–  Cazenovia College and Keuka College

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PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 SAMUEL M. GULLO

Director Since: 2000 Age: 74 Term Expires: 2025 Independent Committee Membership: ● Audit ● Management Development & Compensation

Business Experience

–  Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976 and real estate owner and developer for more than 40 years in Wyoming, Genesee and Livingston counties

–  Owner and Chief Executive Officer of American Classic Outfitters (2002–2009)

–  Director of subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Nonprofit Boards

–  Chair and Director of the Wyoming County Business Center

Past Nonprofit Boards

–  Current member, past Director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation)

–  Iroquois Trail Council, Boy Scouts of America

Education

–  Niagara University

 ROBERT N. LATELLA

Director Since: 2005 Chair: 2014–2021 Vice Chair: 2012–2014 Age: 80 Term Expires: 2024 Independent Committee Membership: ● Executive ● Nominating & Governance ● Technology & Data

Business Experience

–  Of Counsel at the law firm Barclay Damon, LLP since 2009; Partner (2004–2009)

–  Previous Roles: Chief Operating Officer of Integrated Nano-Technologies, LLC, Chief Operating Officer of the Genesee Corporation; Chief Financial Officer of The Case Hoyt Corporation and Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

–  Genesee Corporation

Past Other Company Boards

–  Marine Midland Bank–Rochester

Current Nonprofit Boards

–  University of Rochester Medical Center (Member, Executive Committee), Former Chair

–  Highland Hospital of Rochester (Senior Member of Board and Former Chair)

–  Highland Community Development Corporation

–  Highland Living Center

–  The Highlands at Brighton

Past Nonprofit Boards

–  Monroe Community College (Trustee and Chair); Monroe Community College Foundation, Inc.; and several additional community and nonprofit boards

Education

–  Fordham College

–  LLB, Vanderbilt University School of Law

–  LLM, New York University School of Law

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PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 MAURICIO F. RIVEROS

Director Since: 2021 Age: 47 Term Expires: 2024 Independent Committee Membership: ● Technology & Data

Business Experience

–  Chief Operating Officer of Pike Companies LTD since March 2021

–  President of LECESSE Construction Services, a division of Pike Companies LTD (2017–March 2021)

–  Chief Innovation Officer of Pike Companies LTD (2014–March 2021)

–  Pike Companies LTD: Vice President – Project Controls (2011–2014) and Director of Retail Division (2007–2011)

–  President of Riveros Contracting (2004–2007)

–  National Director of Canadian Executive Service Organization (Bolivia) (2003–2004)

–  Director of Strategic Planning for the Government of Bolivia (1999–2003)

Current Nonprofit Boards– Roberts Wesleyan College

–  St. Ann’s Community

–  YMCA of Greater Rochester

Past Nonprofit Boards

–  Center for Governmental Research

Education

–  Master of Economic Law, La Universidad Andina Simon Bolivar (Bolivia)

–  Law Degree, La Universidad Catolica Boliviana (Bolivia)

 KIM E. VANGELDER

Director Since: 2016 Age: 58 Term Expires: 2025 Independent Committee Membership: ● Risk Oversight (Chair) ● Nominating & Governance ● Technology & Data

Business Experience

–  Chief Information Officer of Eastman Kodak Company, a global manufacturer focused on commercial print and advanced materials and chemicals, since 2004

–  Progressive information technology leadership roles at Kodak with responsibilities including cybersecurity, global applications, and global technology infrastructure

–  Also served as Kodak’s Director of Worldwide Customer Operations from 2011 to 2014

Current Nonprofit Boards

–  Rochester Institute of Technology

–  Western New York Society for Information Management

Past Nonprofit Boards

–  Rochester Area Community Foundation

–  Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

–  Rochester Institute of Technology

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DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 MARK A. ZUPAN, PHD

Director Since: 2021 Age: 67 Term Expires: 2024 Independent Committee Membership: ● Audit ● Risk Oversight

Business Experience

–  President of Alfred University since 2016

–  Simon Business School at the University of Rochester: Director of the Bradley Policy Center and Olin Professor of Economics and Public Policy (2014–2016) and Dean and Professor of Economics and Public Policy (2004–2014)

–  Dean and Professor of Economics at Eller College of Management, University of Arizona (1997–2003)

–  Visiting Professor, Amos Tuck School of Business Administration at Dartmouth College (Fall 1995)

–  Marshall School of Business at the University of Southern California: Associate Dean (1992–1994), Associate Professor (1991–1996) and Assistant Professor (1986–1991)

Past Public Company Boards

–  Constellation Brands

–  PaeTec Holding Corporation

–  Steuben Trust Company

Current Nonprofit Boards

–  Allegany County Economic Development Committee

Past Nonprofit Boards

–  Harley School

–  Western New York Regional Economic Development Council

–  United Way of Southern Arizona

Education

–  Harvard University

–  Ph.D., Massachusetts Institute of Technology (MIT)

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PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTOR SKILLS MATRIX

The Board utilizes a skills matrix developed and approved by its Board’s Governance Committee to facilitate the comparison of its directors’ skills versus those deemed necessary to provide appropriate oversight over the company’s operations and current strategy. The matrix serves as an important director succession planning tool the Board’s Governance Committee utilizes to recommend candidates to be nominated for election to the Board.

Each year, the Board’s Governance Committee assesses the ongoing relevance of the skills set forth in the matrix and evaluates the skills included in the matrix against the company’s strategy to ensure that director nominees have the complementary experience, qualifications, skills, and attributes to provide requisite oversight over company operations, including execution of the company’s three-year strategic plan and delivering long-term shareholder value.

This year, the Board’s Governance Committee conducted a comprehensive review and updated the skills matrix to more directly align it with the company’s three-year strategic plan. Updates included refining the definitions to allow for a more focused understanding of our directors’ skills, removing Leadership and Strategic Development from the matrix as these skills are a prerequisite to serving on the Board, removing Regulated Industries/Government as a separate skill and opting to leverage the Financial Services Industry skill, and adding Mergers & Acquisitions to the skills matrix.

Director	Financial Expert	Financial Services Industry	Nonprofit Board	Public Board	Risk Oversight	Technology & Digital Innovation	Mergers & Acquisitions
Birmingham	✓	✓	✓		✓		✓
Boswell		✓	✓	✓	✓	✓
Burlew		✓	✓		✓		✓
Dorn	✓	✓	✓	✓	✓	✓	✓
Glaser	✓	✓	✓		✓		✓
Gullo		✓	✓		✓
Harting	✓	✓	✓		✓		✓
Holliday, Chair		✓	✓	✓	✓	✓	✓
Latella	✓	✓	✓	✓	✓		✓
Riveros			✓		✓	✓
VanGelder			✓		✓	✓
Zupan, PhD		✓	✓	✓	✓	✓

Financial Expert

Definition: Requires an understanding of generally accepted accounting principles and financial statements; experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the company’s financial statements; experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the company’s financial statements; experience with internal controls and procedures for financial reporting; and an understanding of audit committee functions.

A person shall have acquired such attributes through:

(i)

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

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(iii)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)	Other relevant experience.

Why we value this skill: We use this skill to identify Directors who not only meet the SEC definition of a financial expert but also have strong knowledge of or experience in accounting, financial reporting or auditing processes and standards. By using this elevated standard, we ensure that the Board has sufficient depth to effectively oversee the company’s financial position and condition and the accurate reporting thereof, to assess the company’s strategic objectives from a financial perspective, and to ensure that we are well-positioned with successors to lead the Audit Committee if a change is needed.

Financial Services Industry Experience

Definition: Financial services industry experience outside of service on the FII and FSB Boards, such as serving on another Board or working for a company that markets and sells banking, lending, investment, or insurance products or services.

Why we value this skill: Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. Directors with this skill have specific insight and expertise that will foster active participation in the development and implementation of our operating plan and business strategy.

Nonprofit Board Experience

Definition: A dedicated and significant commitment to community engagement through membership on multiple boards of nonprofits or community organizations.

Why we value this skill: As a community bank, we are committed to creating a measurable impact in neighborhoods and communities across our geographic footprint and therefore value directors and nominees who seek out opportunities for community engagement and have experience working on nonprofit boards or civic and charitable entities.

Public Board Experience

Definition: Past or present board member or executive of another publicly-traded company.

Why we value this skill: Service on the boards of other public companies provides directors with an understanding of corporate governance practices, trends and insights into board management, strong board and management accountability, protecting stakeholder interests, relations between the board, and senior management, agenda setting, and succession planning.

Risk Oversight Experience

Definition: Experience assessing and mitigating significant competitive, regulatory, legal, cyber security, or technological risks across an enterprise. This experience should be employment based and not based on board service. It could come from serving as a Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Compliance Officer, General Counsel or similar senior executive role or through service as outside counsel or similar professional risk, compliance, or other advisor that focuses on these risks.

Why we value this skill: The Board plays a key role in risk oversight and closely monitors administration of the company’s robust ERM Program. Therefore, we seek directors who can help identify, manage, and mitigate key risks, including cybersecurity, regulatory compliance, and human capital.

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PROPOSAL 1. ELECTION OF DIRECTORS

Technology & Digital Innovation Experience

Definition: Experience managing or developing core technology business functions, such as anticipating technological trends, and driving innovation and product development. The experience should be based on the director’s experience as an employee and not from service on a board.

Why we value this skill: Directors with an understanding of technology as both a challenge and an opportunity for growth can help address emerging needs and challenges for our business.

Mergers & Acquisitions Experience

Definition: Experience in evaluating, financing, executing, and implementing corporate development transactions involving publicly traded corporations.

Why we value this skill: A merger and acquisition strategy is an essential part of an overall growth strategy. We believe ongoing general dialog around inorganic growth allows the Board to act decisively when a potential deal emerges. Directors with an understanding of mergers and acquisitions can assist the Board in evaluating potential deals and ensure that the transaction fits the company’s strategy.

BOARD DIVERSITY MATRIX (AS OF APRIL 24, 2023)

Total Number of Directors	12

	Female	Male

Part I: Gender Identity

Directors	3	9

Part II: Demographic Background

African American or Black	—	1

Hispanic or Latinx	—	1

White	3	7

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DIVERSITY AND TENURE OF OUR DIRECTORS

BOARD MEETINGS AND COMMITTEES

The Board meets on a regularly scheduled basis throughout the year to review significant developments, act on matters that require Board approval and perform its oversight functions. The Board also conducts an annual two-day offsite retreat with meetings dedicated to strategic reflection and updating the company’s three-year strategic plan. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2022, our Board of Directors met nine times. All directors attended more than 75% of the Board meetings and the meetings of Board committees on which they serve, during the periods in which they served.

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PROPOSAL 1. ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD

The Board has six standing committees to assist in performing oversight functions: Audit, Executive, MD&C, Governance, Risk Oversight and Technology & Data. Board leadership and membership are established at least annually by the Board upon recommendations made by the Chair and the Board’s Governance Committee. All committees are comprised of independent directors, and accordingly, Director Birmingham is not included in the below table. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities, along with the company’s Corporate Governance Guidelines and Bylaws. Committee charters and the Corporate Governance Guidelines are reviewed and updated at least annually by the Board, on the review and recommendation of the Board’s Governance Committee, and are available on our website at www.fisi-investors.com by clicking on “Governance”, then on “Governance Documents.”

The current composition of each committee of the Board and the number of meetings each committee held in 2022 are provided below. Our Directors may attend any Committee meeting, and it has been a practice for the Board Chair to attend, depending on her availability, all scheduled Board Committee meetings.

Director	Audit Committee	Executive Committee	Management Development & Compensation Committee	Nominating & Governance Committee	Risk Oversight Committee	Technology & Data Committee

Boswell				Chair		✓

Burlew			✓		✓	Chair

Dorn		✓	Chair		✓

Glaser	Chair	✓

Gullo	✓		✓

Harting	✓				✓

Holliday, Chair		Chair

Latella		✓		✓		✓

Riveros						✓

VanGelder				✓	Chair	✓

Zupan	✓				✓

2022 Meetings	8	6	7	6	6	5

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to financial controls and disclosures. The primary roles of the Audit Committee are to:

●	Serve as an independent and objective party to oversee the integrity of our financial statements and accounting and financial reporting process

●	Monitor our compliance with legal and regulatory requirements relative to financial controls and disclosures

●	Review and assess the performance of our internal audit department and execution of the annual audit plan

●	Review all potential related party transactions for conflict-of-interest situations

●	Ensure that our financial related disclosures appropriately reflect our oversight over ESG matters

●	Select and regularly assess the performance of our independent public accounting firm

●	Monitor the qualifications, independence and performance of our independent public accounting firm

●	Oversee our system of disclosure controls and procedures

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●	Oversee our internal controls over financial reporting

●	Oversee our compliance with ethical standards related to accounting and financial reporting

●	Provide an open forum for communication among the independent public accounting firm, senior management, the internal audit department, and the Board.

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board’s Governance Committee and the Board have affirmatively determined that all Audit Committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

Mr. Glaser, who chairs the committee, is an “audit committee financial expert” within the meaning of SEC regulations.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to strategic planning and execution and corporate development activities. The Executive Committee’s primary roles are to:

●

Make recommendations to the Board and assist the Board in its oversight responsibility for strategic planning, strategic execution, and merger, acquisition, branching and other business expansion proposals

●

Act on behalf of the Board on resolutions involving routine or operational matters, and such other matters as are specifically delegated to the Executive Committee by the Board, subject to the limitations set forth in our Bylaws and the laws of the State of New York.

Through its oversight of execution of strategic goals and initiatives, the Committee reviews the status and progress of ESG related objectives. The Executive Committee is required to meet at least four times annually and meets during the months in which there is no regular meeting of the Board.

Management Development & Compensation Committee

The MD&C Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to the attraction, development, recognition, and retention of the company’s senior leadership and the company’s management compensation policies and practices. The MD&C Committee’s primary roles are to:

●	Oversee the development and implementation of our plans, policies and programs for the development of senior leadership and the succession plan for executive officers

●	Independently determine and approve the compensation of our CEO and other executive officers

●	Review and approve the incentive compensation policies and programs for our officers

●	Review and approve the annual Compensation Discussion and Analysis (“CD&A”) for our annual proxy statement

●

Oversee the development and implementation of our diversity, social responsibility, and human rights related strategies and initiatives, in furtherance of the company’s three-year strategic plan, including strategic outcomes relative to ESG.

The MD&C Committee also:

●	Reviews and approves corporate goals and objectives relevant to our CEO and EMC members and evaluates their performance in light of those goals and objectives

●	Creates a CEO Succession Plan and oversees succession plans for EMC members

●	Evaluates the risks associated with the company’s compensation philosophy and compensation programs

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PROPOSAL 1. ELECTION OF DIRECTORS

●	Approves the “peer group” to be used for competitive compensation analysis through consultation with the Committee’s independent compensation consultant

●	Evaluates competitive compensation levels for our executives based on reliable industry analyses using the approved peer group

●	Approves all grants and awards under the company’s stock incentive plan or any successor benefit plan thereto and administers the Plan in accordance with its terms

●	Provides support to the company’s efforts around DEI

●

Evaluates competitive compensation levels for Directors, including the Chair of the Board, based on reliable industry analysis using the approved peer group, and makes Director compensation recommendations to the Board for approval.

The MD&C Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors, including from an independent compensation consultant, and approves the associated fees and terms of engagement. The Board’s Governance Committee and the Board have affirmatively determined that all MD&C Committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating & Governance Committee

The Board’s Governance Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to governance matters. The Board’s Governance Committee’s primary roles are to:

●	Identify qualified individuals to become directors

●	Recommend to the Board qualified director nominees for election at the shareholders’ annual meeting

●	Determine membership on Board committees, with input from appropriate resources including the Board Chair

●	Regularly review and monitor the Corporate Governance Guidelines

●	Conduct annual self-evaluations of the Board and Board committees

●	Develop and administer orientation and development programs for directors

●	Support Board oversight over ESG, with specific focus on ensuring sound governance practices over ESG.

The Board’s Governance Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The Board’s Governance Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the company. Consistent with our Corporate Governance Guidelines, all nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interests of the company and its shareholders.

The Board’s Governance Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current and ongoing needs for diversity, geographic connections to the company’s market region and professional expertise in its process of evaluating director candidates. The Board’s Governance Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the Board’s Governance Committee determines a candidate is qualified, the committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool.

Our Corporate Governance Guidelines also task the Board’s Governance Committee with composing a Board of Directors that reflects diversity with respect to experience, gender, race, personal qualities and accomplishments. The committee implements this policy through discussions and deliberations among committee members and assesses its

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effectiveness annually as part of its self-evaluation process. Pursuant to our Corporate Governance Guidelines, the Board’s Governance Committee includes female and racially/ethnically diverse candidates in the pool of candidates from which it recommends nominees, either directly or through any third-party search firm.

The Board’s Governance Committee believes that the years of service provided by our continuing directors have given them unique knowledge of our business and the banking industry. The committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and refreshed when appropriate. The Board’s Governance Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed given the current composition and contributions being made by our directors and the level of refresh that has occurred with the nominations and elections of three new directors in the past two years and six new directors over the past seven years. There has also been a significant refresh in Board leadership positions. In the past two years, the Board elected a new Chair, and elected new chairs to four of its six committees.

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to risk oversight. The Risk Oversight Committee’s primary roles are to provide oversight of:

●	Our ERM framework and administration of our ERM Program that regularly tracks all material risks impacting the Company, including ESG-related risks

●	Our capital, liquidity and funding planning and strategy

●	Our risk appetite statement, including risk tolerance levels and limits

●	The performance of our risk management function.

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives. It also reviews our ERM framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the committee receives quarterly updates from management on the nature and management of all material risks, our cybersecurity risk profile and cybersecurity program initiatives, and performance of our ERM, BSA-AML, Compliance, Fair Lending, CRA, and Information Security Programs.

Technology & Data Committee

The Technology & Data Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to technology and enterprise data management. The Technology & Data Committee’s primary role is to oversee major technology investment, strategy, operational performance and trends that might affect our operations.

●	The Committee’s responsibilities include:

●	Review and oversee significant technology and enterprise data related strategies, investments and expenditures

●

Monitor and evaluate existing and future trends in technology and the financial service industry’s use of technology; assess and make recommendations to the Board regarding opportunities to leverage technology to drive organizational strategy and performance

●	Monitor and evaluate existing and future trends with enterprise data management and the financial industry’s use of data to maximize the customer experience value

●

Review reports from management on technology and enterprise data related activities, strategies, and metrics, including technology and enterprise data project performance, technological operations performance, and technology architecture, and associated technological policies, programs, operations, practices, and personnel

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●	Review and recommend to the Board any other appropriate technology and enterprise data related actions.

The Technology & Data Committee is required to meet at least four times annually.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

Each year, the Board’s MD&C Committee reviews Director compensation and considers peer review related compensation guidance provided by its independent compensation consultant. The Board sets Director compensation each year based on recommendations provided by its MD&C Committee.

During 2022, independent directors were eligible to receive annual cash retainers for serving on our Board of Directors and the Board of Directors of the Bank, our wholly-owned subsidiary. Independent directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We provide our Chair a car allowance and reimburse other independent directors for reasonable travel expenses to attend meetings.

The following chart sets forth the amount we pay non-employee directors for their service on the FII Board and the board of directors of the Bank, including the leadership roles noted below:

	FII	Five Star Bank

Annual Retainer Fees:

Chair	$70,000	$35,000

Chair of the Audit Committee	43,500	21,500

Chair of the MD&C Committee	40,000	20,000

Chair of the NG, Risk Oversight and Technology & Data Committees	38,500	19,000

Other Directors	33,500	16,500

Non-employee members of the Board also received a grant of restricted shares with a value of $30,000 on June 14, 2022, the date of the 2022 annual meeting of shareholders, except Mr. Harting, who joined the Board on August 22, 2022 and received a pro-rated grant of restricted shares with a value of $25,000. The number of shares issued was based upon the June 14, 2022 closing price of the company’s common stock.

Fifty percent (50%) of the shares vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares vest on the day prior to our 2023 Annual Meeting of shareholders. Subject to the terms of individual award agreements, if a director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2022 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

For additional information regarding Stock Requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 17.

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PROPOSAL 1. ELECTION OF DIRECTORS

Compensation paid to directors in 2022 for service on the Boards of both FII and the Bank is summarized below.

Director Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)

Donald K. Boswell	57,500	29,979	—	87,479

Dawn H. Burlew	57,500	29,979	—	87,479

Andrew W. Dorn Jr.	60,000	29,979	—	89,979

Robert M. Glaser	65,000	29,979	—	94,979

Samuel M. Gullo	50,000	29,979	—	79,979

Bruce W. Harting(5)	41,667	24,991	—	66,658

Susan R. Holliday	105,000	29,979	9,000	143,979

Robert N. Latella	50,000	29,979	—	79,979

Mauricio F. Riveros	50,000	29,979	—	79,979

Kim E. VanGelder	57,500	29,979	—	87,479

Mark A. Zupan	50,000	29,979	—	79,979

(1)

Annual retainer, on a pro-rated basis for Mr. Harting, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2022: Mr. Boswell—188 shares, Ms. Burlew—1,360 shares, Mr. Glaser—2,564 shares, Mr. Riveros—491 shares, Ms. VanGelder—2,268 shares and Mr. Zupan—985 shares.

(2)

Aggregate grant date fair value, calculated in accordance with FASB Topic ASC 718, of 1,130 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director, except Mr. Harting, who received a pro-rated grant in the amount of 942 shares.

(3)

Each director held 468 shares of unvested restricted stock awards as of December 31, 2022, except Mr. Harting, who held 471 shares of unvested restricted stock awards as of December 31, 2022. No director held any stock options as of December 31, 2022.

(4)	Car allowance of $750 per month for service as Chair of the Board during 2022.

(5)	Mr. Harting was appointed to the Board on August 22, 2022.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting, either in person or virtually, absent extenuating circumstances. All directors attended last year’s annual meeting, excluding Mr. Harting who joined the Board later in the year.

2023 Proxy Statement	39

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure that we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase shareholder value over time. In support of educated decision making as it relates to setting executive compensation, we utilize an independent third-party compensation consultant to conduct competitive market analysis of executive positions annually. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2018 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the 2024 annual meeting.

Our executive officers, including our named executive officers, as identified in “Executive Compensation—Compensation Discussion and Analysis” (“NEOs”), are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2022 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2023 Annual Meeting of Shareholders, is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the MD&C Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

40	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for 2022 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our NEOs. These NEOs are:

Name	Title (1)
Martin K. Birmingham	President and Chief Executive Officer
W. Jack Plants II	Executive Vice President, Chief Financial Officer and Treasurer
Justin K. Bigham	Executive Vice President, Chief Community Banking Officer
Sean M. Willett	Executive Vice President, Chief Administrative Officer
Kevin B. Quinn	Senior Vice President, Chief Commercial Banking Officer

(1)	As of December 14, 2022, Mr. Plants was promoted from Senior Vice President to Executive Vice President.

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Shareholder Input and Outreach
3.	Compensation Philosophy and Best Practices
4.	Program Elements and Pay Decisions
5.	Compensation Process
6.	Other Factors Affecting Executive Compensation

EXECUTIVE SUMMARY

Business Performance Highlights

2022 was a year of accomplishment driven by strong loan portfolio growth.

●	Net income was $56.6 million compared to $77.7 million in 2021. Diluted earnings per share (“EPS”) of $3.56 was $1.22 lower than 2021.

–

A primary driver of the decrease in net income was a $13.3 million provision for credit losses in 2022 compared to a benefit of $8.3 million in 2021. The company recorded a benefit to the provision for credit losses in each quarter of 2021 as a result of improvement in the national unemployment forecast, the designated loss driver for the company’s current expected credit loss standard model, and positive trends in qualitative factors, resulting in the release of credit loss reserves. Loan loss provision has returned to a more normalized level in 2022 due to the impact of increases in the national unemployment forecast and qualitative factors reflecting economic uncertainty associated with higher interest rates, inflation and global political unrest, partially offset by a reduction in overall specific reserve levels.

●	Pre-tax pre-provision income(1) was $84.3 million, down $4.6 million, or 5.2% from 2021.

–

Excluding a third quarter 2022 non-recurring $2.0 million enhancement from the surrender and redeployment of $25.5 million in cash surrender value of company owned life insurance, as well as restructuring charges and revenue related to Paycheck Protection Program (“PPP”) loans from both periods of comparison, pre-PPP adjusted pre-tax pre-provision income(1) increased by $2.5 million, or 3.2% from 2021.

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2023 Proxy Statement	41

EXECUTIVE COMPENSATION

●	Net interest income of $167.4 million was $12.6 million higher than 2021, driven primarily by a combination of loan growth and the higher interest rate environment.

●

Net interest margin was 3.20%, six basis points higher than 2021. Excluding the impact of PPP loans and revenue related to PPP loans, net interest margin was 3.17% for the full year 2022, up 12 basis points from 3.05% in 2021.

●	Noninterest income of $46.3 million was $635 thousand lower than 2021.

●	Total loans at year-end were $4.05 billion, an increase of $371.0 million, or 10.1%, from December 31, 2021.

–	Excluding PPP loans net of deferred fees(1), the increase was $425.2 million, or 11.7%.

●	Net charge-offs remained low at 0.14% of average loans in the current year compared to 0.16% in 2021.

●	Total deposits were $4.93 billion at December 31, 2022, $102.3 million higher than December 31, 2021, primarily attributable to an increase in brokered deposits.

●	Common book value per share at year-end was $25.31, a decrease of $5.67 or 18.3%, from the prior year.

●	Dividends of $1.16 per common share were declared in 2022, an increase of $0.08 or 6.9% from 2021.

Management remains focused on sustained deposit growth, credit-disciplined loan growth, diversification of revenue, expense discipline, sustainable business practices and exceptional digital experiences enabled by complimentary fintech and digital partnerships. Notable 2022 achievements include:

●

In February, the Bank launched a commercial lending office in the Baltimore/Washington, D.C. market by taking advantage of experienced and available talent to hire a team of four commercial banking officers. The team is experiencing great success in establishing relationships with strong sponsors and closing loans.

●

During the second quarter, we took advantage of the opportunity to sell a $31 million portfolio of indirect loans and recognize a gain of $586 thousand, demonstrating our ability to capture gains within this portfolio by leveraging capital market relationships to re-mix loan exposures.

●

In September, we celebrated the grand opening of Five Star Bank Centre, the new home of our Western New York regional administrative office and SDN Insurance Agency. This is an investment in both the Buffalo region and our future in this important market. The investment underscores our commitment to Western New York and our valued local associates, setting the stage for continued growth in the Buffalo market.

●	Our BaaS pipeline expanded throughout the year, and we continue to have several partnerships in various stages of onboarding.

We remained steadfast in our mission to support our customers and our communities. We will continue to invest in people and resources to address the needs of the communities we serve and are continuously making investments that enable us to capitalize on industry changes and deliver positive outcomes supporting long-term shareholder value.

2022 Executive Compensation Program Highlights

Our compensation philosophy focuses on attracting and retaining high-performing talent through market-competitive compensation programs that properly incentivize sustained business growth, operational excellence, and alignment with shareholder interests. We believe our programs accomplish this by:

●

Operating in a pay-for-performance environment by tying a significant portion of executive compensation to the achievement of performance goals aligned with the company’s annual business plan, long-term strategic plan and ongoing shareholder value creation.

●	Establishing market-competitive programs that enable us to attract, retain and motivate high-performing executive talent.

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

42	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

The MD&C Committee actively engaged with its independent compensation consultant and management throughout 2021 and 2022 to structure the 2022 executive compensation program. Details of 2022 compensation program decisions implemented by the MD&C Committee are discussed throughout the CD&A. These highlights include:

●

Implementation of a CEO Equity Award Program that provides the CEO the authority to award up to 20,000 Restricted Stock Units (“RSUs”) to non-executive employees for recognition, retention, new hire sign-on awards and promotion awards.

●

Enhancing the Executive Incentive Plan (“EIP”) and Management Incentive Plan (“MIP”) to allow for additional funding to the cash-based incentive pools for each plan to reward for exceptional individual and exceptional team performance and business results in addition to the calculated award based on the 4 financial metrics measured in the EIP and MIP.

Our executive compensation program design consists of the following elements at target level performance1:

CEO Compensation Mix Other

NEO Average Compensation Mix

(1)	ROAA, ROAE, RSU, PSU and EIP are defined on the following pages.

2023 Proxy Statement	43

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics

Base Salary (Cash)	● Salaries provide market-competitive fixed pay to reflect job responsibilities	Annual adjustments based on achievement of individual performance goals, achievements and development in the prior year, competitive considerations, changes in scope/responsibilities, and the results of peer compensation reviews
Executive Incentive Plan (“EIP”) (Cash)	● Motivate and reward NEOs for achievement of strategic goals over a one-year period

Gateway criteria for award payout:

● Meet or exceed target capital funding levels measured using Basel III framework

● NEO generally must be employed on date of payment

Company performance metrics for 2022:

–  Pre-Provision Net Income (“PPNI”) (40%)

–  Total Loan Growth (20%)

–  Core Deposit Growth (20%)

–  Net Charge-offs (20%)

Financial performance funds a total bonus pool for plan participants that allows for discretion to modify the award calculation based on individual and executive team performance.

Long-Term Incentive Plan (“LTIP”) – Time-Vested Restricted Stock Units (“RSU”)	● Promotes retention of talent ● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price ● Promotes meaningful stock ownership	● 50% of total long-term incentive at target ● RSU awards vest three years from the date of grant based on continued satisfactory employment ● NEO generally must be employed on the date of vesting
LTIP – Relative Return on Average Equity (“ROAE”) Performance Stock Unit (“PSU”)

● Promotes achievement of long-term value creation through achievement of strategic business objectives

● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● Promotes meaningful stock ownership

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

–  NEO generally must be employed on date of vesting

● Relative ROAE PSU awards based on the company’s three-year ROAE against the CBNK – NASDAQ Bank Index as the basis for comparison for the 2022 award

● 100% of award is subject to forfeiture if relative ROAE performance is below the 30th percentile of the peer group

44	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics

LTIP – Return on Average Assets (“ROAA”) PSU

● Promotes achievement of long-term value creation through achievement of strategic business objectives

● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● Promotes meaningful stock ownership

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

–  NEO generally must be employed on date of vesting

● ROAA PSU awards based on achievement of three-year average ROAA performance goals for the three-year performance period

2022 EIP Results

Our CEO earned a 2022 EIP award of 58.3% of his base salary, Mr. Plants earned a 2022 EIP award of 36.7% of his base salary and Messrs. Bigham, Willett and Quinn each earned 2022 EIP awards of 36.3% of their base salaries. 2022 EIP results were measured by the performance of PPNI, Total Loan Growth, Core Deposit Growth and Net Charge-offs.

The MD&C Committee evaluated executive management’s performance relative to funding targets established through the comprehensive 2022 budget cycle and approved actual funding based upon our percentage achievement of the performance measures respective of the weighting of each component.

●

Total performance for PPNI(1) of $66.47 million was adversely impacted by slightly higher non-interest expense, which was largely offset by higher net interest income, resulting in performance falling slightly below target and a performance weighting of 36.8%.

●	Total Loan Growth, which excludes the impact of PPP loans, exceeded target at 11.56% but fell below maximum and resulted in a performance weighting of 26.5%.

●

Core Deposit Growth was adversely impacted by deposit disintermediation from core non-maturity deposits to non-core time deposits due to the higher interest rate environment, a shift in the deposit behavior of customers as we experienced lower deposit balances per account, and customers’ moving funds into investment securities and higher-yielding brokerage money market accounts. Actual results were below threshold, resulting in a performance weighting of 0%.

●	Net Charge-offs totaled 0.14% for the year, due to the very low level of charge-off experience for the majority of 2022 and resulted in a maximum performance weighting of 30.0%.

The EIP payout totaled 93.3% of target which was based upon the achievement of the financial results relative to budget targets. A discretionary adjustment based on individual and executive team performance as provided for in the EIP plan design was applied to this pool as approved by the MD&C Committee.

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2023 Proxy Statement	45

EXECUTIVE COMPENSATION

2022 EIP target and actual business performance levels for the four plan measures are shown below:

(1)

PPNI is a non-GAAP financial measure that equals net income excluding provision for loan losses adjustment net of tax (utilizing marginal tax rate). Refer to the GAAP to Non-GAAP Reconciliations in Appendix A for more information.

(2)

Total Loan Growth equals annual growth in gross loans including loans held for sale, including deferred costs (fees) and prior to reduction for allowance for loan losses of the Bank, the calculation excludes PPP loan balances from 2021 and 2022.

(3)

Core Deposit Growth equals aggregate December year-over-year month-to-date average balances for the following deposit products: non-public Commercial and Individual DDA (demand deposit accounts) accounts; NOW (negotiable order of withdrawal) accounts; savings accounts; money market accounts of the Bank, but excluding ICS (IntraFi Cash Service) accounts, CDARS (certificate of deposit account registry service) accounts, municipality accounts, and accounts owned and maintained by the company or the Bank.

(4)	Net Charge-offs equals the ratio of the Bank’s net charge-offs to average loans outstanding as reported in the company’s Annual Report on Form 10-K for the year ended December 31, 2022.

46	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2020 LTIP Results (2020 – 2022 Performance Period)

On February 25, 2020, NEOs were granted RSUs and PSUs under the 2015 LTIP. The RSUs vested on February 25, 2023, three years from the grant date.

2020 PSU awards were awarded based on performance of relative ROAE (50% of units) and ROAA (50% of units). Relative ROAE performance was measured against our peer group for the performance period January 1, 2020 through December 31, 2022. The peer group previously used to measure performance was the SNL Small Cap U.S. Bank & Thrift Index. The SNL Small Cap U.S. Bank & Thrift Index was discontinued on August 6, 2021. On advice of professional advisors it retains, the MD&C Committee approved application of a survivorship peer group of the SNL Small Cap U.S. Bank & Thrift Index as the basis for measuring relative performance for 2020 PSU awards. The survivorship peer group consisted of the members of the SNL Small Cap U.S. Bank & Thrift index that remained in the index through the discontinuance date in August 2021 that also remained in the S&P index through the end of the performance period.

Relative ROAE Performance	2020 PSU Payout Percentage of Target

80th Percentile and above	150%

50th Percentile	100%

30th Percentile	25%

Below 30th Percentile	0%

Our relative ROAE for the period was 13.62% and ranked in the 78th percentile for the performance period which resulted in a payout of 146.54% of target for the relative ROAE-based PSUs.

ROAA performance was measured against internal threshold, target and maximum goals for a three-year average for years 2020, 2021 and 2022.

ROAA Performance	2020 PSU Payout Percentage of Target

Maximum (1.139% and above)	150%

Target (1.094%)	100%

Threshold (1.072%)	25%

Below Threshold (below 1.00%)	0%

2023 Proxy Statement	47

EXECUTIVE COMPENSATION

Our ROAA for the period was 1.097% which resulted in a payout of 103.33% of target for the ROAA-based PSUs.

SHAREHOLDER INPUT AND OUTREACH

At our 2022 annual meeting of shareholders, 90% of the votes cast in the “say on pay” advisory vote were cast “FOR” approval of our executive compensation.

Throughout 2022, the MD&C Committee took several proactive steps to gain insight into shareholder views on our executive compensation programs and practices, which included counsel and input from the Committee’s independent compensation consultant. Management continued to engage in dialogue with institutional and individual shareholders during virtual and in-person investor conferences, virtual non-deal road shows, quarterly earnings conference calls and one-on-one meetings, soliciting investor input on a wide range of topics including executive compensation. In January 2022, Management offered engagement with our largest institutional and individual holders. Outreach encompassed 29 of our largest shareholders, representing 53% of our outstanding shares. We also offered participation by the Chair of the Board.

Feedback from investor interactions was shared with the MD&C Committee and the full Board and we continue to seek and welcome feedback from shareholders.

Over the past several years, shareholder feedback has been positive with limited specific feedback provided on our compensation plans. Shareholders shared their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

●	Active Board of Director participation in compensation decisions is critical.

●	Compensation for executives should be significantly variable based on performance.

●	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

●	Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

●	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

●	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

The MD&C Committee found strong alignment between the above shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes industry best practice compensation features. Each year, the MD&C Committee, with support and guidance of its independent compensation consultant and informed by relevant peer analysis, reviews our executive compensation philosophy and practices to ensure that our programs are effective and competitive and reflect the interests of our shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

●	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;

48	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

●

Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk and contingent on our performance and the executive’s continued employment;

●	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;

●	Encourage our executives to think and act as long-term shareholders with stock-based compensation;

●	Attract and retain highly qualified executives needed to achieve our financial goals and maintain a stable executive management group;

●	Limit financial risk under compensation plans through risk-balanced plan design including claw back provisions; and

●	Use data and independent expertise to ensure compensation practices are market competitive.

Best Practices:

We continue to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do

We include clawback provisions in compensation plans	We do not allow pledging of our stock

We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short- and long-term business objectives	We do not allow hedging of our stock

We include gateway requirements for performance-based payment under incentive plans of meeting or exceeding target capital funding levels measured using Basel III framework	We do not allow holding our stock in margin accounts

We use an external, independent compensation consultant	We do not gross-up payments to offset tax obligations

We consider risks and adjust controls as appropriate when making pay decisions	We do not pay dividends or dividend equivalents on unvested awards

We require appropriate stock ownership levels for NEOs

We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control

We seek shareholder feedback with a “say on pay” vote annually

Our polices concerning executive Stock Requirements, clawback provision, derivatives, pledging and hedging are described on pages 17 and 18.

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

We review the base salaries of our NEOs annually and whenever there is a change in NEOs. In considering base salary adjustments for 2022, we reviewed the individual performance of our NEOs, their contributions to company performance, and considered competitive market data provided by our independent compensation consultant to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy.

Base salary for all employees, including NEOs, is reviewed annually to align with performance evaluations and incentive awards and to reinforce our pay-for-performance philosophy. In 2022, base salaries for all NEOs were increased as a result of individual performance and to ensure total compensation remained within the competitive range indicated in the competitive market assessment.

2023 Proxy Statement	49

EXECUTIVE COMPENSATION

We approved the following base salary adjustments in 2022:

Name	12/31/2021 Annual Salary	2/21/2022 Annual Salary(1)	% Change

Martin K. Birmingham	$666,210	$696,190	4.5%

W. Jack Plants II	$288,000	$300,960	4.5%

Justin K. Bigham	$350,692	$366,473	4.5%

Sean M. Willett	$316,000	$330,220	4.5%

Kevin B. Quinn	$275,000	$287,375	4.5%

(1)	Base pay adjustments to reward 2021 individual performance and contemplating competitive market positioning were awarded on February 21, 2022.

Executive Incentive Plan

The EIP is a performance-based cash plan designed to reward eligible executives, including our participating NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the EIP is to provide participating NEOs with a direct link between their compensation and attainment of pre-established annual performance goals. We believe that the performance measures under the EIP contribute to our attaining and surpassing our annual business plan and achieving long-term strategic goals.

The 2022 EIP utilized the same base plan design and metrics used to calculate the funding of an award pool as used for the prior year. The plan was modified in 2022 to allow the MD&C Committee to adjust the final award pool based on performance levels of the executive team as measured on their 2022 Executive Performance Scorecards in order to reward individual and team performance. Executive performance scorecards are developed jointly on annual basis between the CEO, NEOs and the MD&C Committee with a 50/50 weighting of individual executive and executive team goals directly aligned to our strategic plan.

Incentive Opportunity

We set target incentive opportunities and the total award pool under the EIP based on a percentage of base salary that reflects a market-level target compensation opportunity for each participating executive. The threshold and maximum percentages reflect both our review of market practices and judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each executive’s relative influence on achieving our performance goals based on his or her position. The actual amount of an executive’s award is based on our business results, subject to adjustment based on the executive’s individual performance within a total award pool. In 2022, the EIP award opportunity for our NEOs as a percentage of their base salary was unchanged for all NEOs as compared to 2021.

Name	2022 Executive Incentive Plan Award Opportunity as a Percentage of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum

Martin K. Birmingham	12.50%	50%	75%

W. Jack Plants II	8.75%	35%	52.50%

Justin K. Bigham	8.75%	35%	52.50%

Sean M. Willett	8.75%	35%	52.50%

Kevin B. Quinn	8.75%	35%	52.50%

50	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Gateway Performance Criteria

Our EIP for 2022 required the following gateway performance criteria to be achieved for executives to receive payment of an award under the plan:

1.

The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2022 was 10.77%.)

2.	With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

These criteria were met in 2022 for our NEOs participating in the EIP.

Company Performance Goals and Results

Performance in the EIP for 2022 was measured based on four financial metrics that the MD&C Committee chose to reward our NEOs for generating profits for shareholders, growing outstanding balances for both total loans and core deposits, and maintaining strong credit quality: PPNI, Total Loan Growth, Core Deposit Growth and Net Charge-offs. The MD&C Committee set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2022 operating plan in early 2022. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to target. The MD&C Committee established weighting, threshold, target, and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level, and consulting with its independent compensation consultant.

Our 2022 performance goals and results:

Performance Measure	Weighting of Performance Measure	2022 EIP Performance Goals			2022 Actual Results	Weighted Performance
		Threshold	Target	Maximum

PPNI(1) ($MM)	40%	$57.42	$67.56	$77.69	$66.47	36.8%

Total Loan Growth	20%	7.45%	9.93%	12.42%	11.56%	26.5%

Core Deposit Growth	20%	2.66%	3.55%	4.44%	-3.27%	0.0%

Net Charge-offs	20%	0.46%	0.37%	0.28%	0.14%	30.0%

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

We Consider Individual Performance

We believe that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes, in contemplating discretionary adjustments to NEO EIP payouts within the total award pool, and for performance-based awards under our LTIP.

We measure individual performance for our NEOs using an annual goal-setting process set forth on each executive’s performance scorecard that aligns individual goals with our annual business plan, our strategic plan, and other key strategic initiatives. Individual performance is assessed after completion of the year.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual and enterprise performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development, and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned.

2023 Proxy Statement	51

EXECUTIVE COMPENSATION

Our NEOs’ individual goals and performance considerations included:

NEO	Individual goal and performance considerations

Martin K. Birmingham

●  Protected and optimized the balance sheet and positions strategic growth initiatives for success

●  Enabled transformation of customer relationships through successful implementation and utilization of Salesforce Client Relationship Management (“CRM”)

●  Expanded strength of footprint including opening of two new LPO’s in Baltimore and Syracuse, new administrative office in Amherst, and new market activity in the Southern Tier

●  Institutionalized a human capital strategy including DEI efforts

●  Maintained strong regulatory and community engagement

●  Growth, efficiency and transformation: enterprise standardization, digital banking capabilities and platform upgrade, branch network optimization, leadership of corporate development

W. Jack Plants II

●  Led the creation of a comprehensive 3-year strategic financial plan with the support and execution of Financial Planning & Analysis

●  Oversaw enterprise standardization efforts supporting achievement of operational targets

●  Developed and implemented improved processes within accounting and treasury functions

●  Enhanced depth of talent and capabilities particularly within SEC reporting, Financial Planning and Analysis and Accounting teams

Justin K. Bigham

●  Refreshed and launched a new Five Star Bank brand

●  Continued improvement of efficiency and focus on sales and service in the retail branch network

●  Further build out Customer Experience strategy, launching a Voice of the Customer program, comprehensive customer satisfaction surveys and improved Complaint management process

●  Streamlined Residential Mortgage line of business by reducing cycle times for both salable mortgages and home equity lines

Sean M. Willett

●  Developed and executed on a robust digital transformation roadmap for Community and Commercial bank, respectively

●  Oversaw the major strategic investment of improving the Bank’s CRM capabilities via further enhancements to Salesforce

●  Developed BaaS strategy and developed relationships with sustainable finance-focused FinTechs

●  Improved operational efficiency within indirect line of business and back-office

Kevin B. Quinn

●  Led expansion efforts through establishment of two new LPO’s for commercial growth in the Mid-Atlantic and Syracuse/Central New York regions

●  Expanded Business Banking activity resulting in deeper customer relationships and growth within digital banking commercial customers

●  Established a roadmap for growth within Treasury Management products and services

●  Further strengthened business development relationships within key markets for growth

Calculation of EIP Awards

The EIP award pool is the aggregate funding percentage for the performance period as determined by four financial metrics, multiplied by the aggregate sum of the target amount of each EIP participant who was employed on the last day of the performance period or who is entitled to a pro rata award for the performance period, and further multiplied by the individual performance factor.

The MD&C Committee, in consultation with the CEO and the Chief Human Resource Officer, determines and approves the amount of each EIP participant’s award, if any, taking into account the participant’s target amount and the participant’s absolute and relative individual performance against their executive scorecard during the plan year. The

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aggregate total of all participants’ earned amounts for the plan year may not exceed the actual award pool as determined by four financial metrics and any adjustments to the pool that were approved to reward individual and team performance, unless the MD&C Committee determined otherwise.

In 2022, there were 8 participants in the EIP (our 5 NEOs and 3 other executive management team participants). Discretionary adjustments for individual and executive team performance were applied to the financially driven formulaic payout as shown in the table below.

Awards for 2022 Performance

Company performance goal achievement for 2022 was as follows: between threshold and target for PPNI, between Target and Maximum for Loan Growth, below Threshold for Core Deposit Growth and above Maximum for Net Charge-offs, yielding a calculated Award Percentage Achievement of 93.3% of the target award.

2022 EIP awards are summarized below:

NEO	Base Salary	Target Award	Award Percentage Achievement (1)	Calculated Award	Individual Performance Adjustment (2)	Total Incentive

Martin K. Birmingham	$696,190	50.0%	93.3%	$324,837	$81,209	$406,046

W. Jack Plants II	$300,960	35.0%	93.3%	$98,298	$12,287	$110,585

Justin K. Bigham	$366,473	35.0%	93.3%	$119,696	$13,167	$132,862

Sean M Willett	$330,220	35.0%	93.3%	$107,855	$11,864	$119,719

Kevin B. Quinn	$287,375	35.0%	93.3%	$93,861	$10,325	$104,186

(1)	This represents the calculated funding of the award pool based on the performance against the four financial metrics measured in the EIP which resulted in a calculated funding of the pool at 93.3%.

(2)

The individual performance modifier was applied based on individual and team performance of the NEOs and the executive team. Performance was measured against executive scorecards and approved by the company’s MD&C Committee.

Long-Term Equity-Based Incentive Plan

We award long-term incentives in the form of performance-vesting PSUs and time-vesting RSUs to reward executives for long-term growth in profitability and shareholder value through the successful execution of our strategic plan. We, in consultation with and based on market intelligence provided by our independent compensation consultant, annually review our long-term incentives to ensure the design and grant-date value fall within a competitive range of long-term incentives relative to peer group companies.

Structure of Awards

●

Awards are granted in the form of RSUs and PSUs. RSUs and PSUs are grants valued in terms of company stock, but company stock is not issued at the time of grant. As a result, there are no dividends paid on RSUs and PSUs, and RSUs and PSUs do not have voting rights equivalent to shares of company stock. Upon vesting, RSUs and PSUs are settled in shares of company common stock without any dividend or voting restrictions.

●	2022 RSUs vest subject to continuous employment through the third anniversary of the grant date.

●	2022 PSUs are subject to the following gateway performance requirements:
o

The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2022 was 10.77%.)

o	The NEOs must receive a minimum individual performance evaluation rating on their individual executive performance scorecard of satisfactory or better for the performance period.

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●	2022 PSUs are earned based on achievement of two performance metrics:
o	50% of PSUs are based on a relative ROAE measure for the 1/1/2022 – 12/31/2024 performance period, compared to the CBNK – NASDAQ Bank Index peer group.
o	50% of the PSUs are based on average absolute ROAA for the 1/1/2022 – 12/31/2024 performance period.
o	Performance levels required for vesting of PSU awards are reflected in the following chart:

Performance Measures & Measurement Periods (1)	2022 Performance Goals
	Threshold	Target	Maximum

3-Year Relative ROAE Ranking (2) (01/01/2022 – 12/31/2024)	30th Percentile	50th Percentile	80th Percentile

Return on Average Assets (ROAA) (01/01/2022 – 12/31/2024)	0.993%	1.013%	1.054%

(1)	PSUs are granted at the target level and results are interpolated for performance between Threshold and Target, and between Target and Maximum.
(2)	If our absolute ROAE is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

●	For NEOs, the grant date value of RSUs and PSUs is based on a percentage of base salary as shown below.

The grant date value of the annual 2022 RSU and 2022 PSU awards described above were as follows:

	2022 Grant Date Value of RSUs and PSUs as a % of Base Salary on Grant Date

Name	Time-Based	Performance-Based PSUs

	RSUs	Threshold	Target	Maximum

Martin K. Birmingham	30%	7.50%	30%	45%

W. Jack Plants II	17.50%	4.38%	17.50%	26.25%

Justin K. Bigham	17.50%	4.38%	17.50%	26.25%

Sean M. Willett	17.50%	4.38%	17.50%	26.25%

Kevin B. Quinn	17.50%	4.38%	17.50%	26.25%

The units awarded for the annual RSU and PSU grants on March 16, 2022 as described above were as follows:

Name	Time-Based RSUs	Performance-Based PSUs (1)
		Threshold	Target	Maximum

Martin K. Birmingham	6,356	1,589	6,356	9,534

W. Jack Plants II	1,604	401	1,604	2,406

Justin K. Bigham	1,952	488	1,952	2,928

Sean M. Willett	1,760	440	1,760	2,640

Kevin B. Quinn	1,532	383	1,532	2,298

(1)

Performance for PSUs will be determined after the end of the performance period on 12/31/2024. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

Additional Restricted Stock Units for Individual Performance

Messrs. Plants, Bigham, Willett and Quinn were also recognized for their strong 2021 individual performance with a one-time award of 1,000 RSUs each on March 16, 2022. These RSUs will vest on March 16, 2025 subject to the NEO’s continued employment through such date.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2022 table on page 65.

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Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan (the “401(k) Plan”) which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in FISI stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan (the “DB Plan”) in which our NEOs participate. The DB Plan has two tiers of participation. Tier One, which included Mr. Birmingham in 2022, provides for an age- and service-based traditional pension benefit. Tier Two, which included Messrs. Plants, Bigham, Willett, and Quinn in 2022, provides a cash balance-type benefit that is valued based on a hypothetical account balance based on pay and interest credits. The accrued benefits of Tier 1 participants earned under the Tier 1 benefit formula as of January 31, 2023 have been frozen as a result of a recent plan amendment. This means Mr. Birmingham will not accrue additional benefits under the Tier 1 benefit formula after January 31, 2023. Future accrued benefits for Mr. Birmingham, accrued on or after February 1, 2023, shall now be determined using the Tier 2 cash balance formula.

Information regarding the pension benefits of our NEOs can be found in the Pension Benefits table on page 66.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability, and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program and allow our NEOs to more effectively discharge their responsibilities to the company. In 2022, we provided our NEOs (other than our CEO) a $750 monthly vehicle stipend and our CEO a $1,000 monthly vehicle stipend. We have approximately 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them compensation for use of their personal vehicles.

We also reimbursed all NEOs for membership costs for various clubs and organizations. We believe such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our NEO’s vehicle stipend and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

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COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee of the Board that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable Nasdaq rules. While we rely on input from our CEO and other executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our CEO and members of our EMC. The MD&C Committee annual workplan:

Month	Work Plan, Decision and Actions

January – February

● Approve payouts for EIP and LTIP based on prior year company financial performance and individual performance

● Review prior year performance goals and objectives for our CEO and evaluate performance considering these goals and objectives

● Review and approve performance evaluations for EMC members

● Approve annual base pay merit adjustments for the CEO and EMC members

● Approve the corporate performance objectives and target metrics for coming year executive and senior management compensation programs, which include our EIP and our LTIP performance metrics and awards

● Review the MD&C Committee Charter and recommend any changes to the Board

● Review compensation consultant independence

● Review share ownership guidelines of executives for any recommended updated and executive compliance

March

● Approve the grant of annual LTIP awards

● Review an update on Human Capital (periodic Human Capital Reports include updates on applicable ESG and DEI activities)

● Prepare for the Annual Meeting, review the draft CDA and other applicable sections of the proxy

May

● Review Board of Directors’ compensation with support from independent compensation consultant and make recommendations to the Board for approval

● Review organization charts and management reports on succession planning and management development

● Review and approve the Chief Risk Officer’s certification of compensation plans that evaluate risks associated with compensation philosophy and all compensation programs, including our incentive compensation plans

October

● Review year-to-date financial performance for EIP and MIP and period-to-date performance for LTIP awards (PSUs)

● Review the employee benefit program for the following year

● Review executives’ peer review compensation analysis and other relevant market information provided by independent compensation consultant

● Review an update on Human Capital

December

● Review year-to-date financial performance and estimated results for EIP and MIP and period-to-date performance for LTIP awards (PSUs)

● Discuss preliminary design and target compensation levels of executive compensation programs for the next year

● Establish peer group for use in the next compensation planning cycle

● Review Equal Employment Opportunity and Affirmative Action Plans

● Begin executive performance evaluations

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The MD&C Committee conducts an annual evaluation of our CEO and delivers the results of that review to our CEO. Additionally, the MD&C receives a report concerning the CEO’s evaluation of the job performance and leadership of the other members of the EMC as well as the CEO’s compensation related recommendations based on this annual evaluation and other factors noted above. The MD&C Committee evaluates the performance of our CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each member of the EMC.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment, or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2022, our CEO, Chief Legal Officer and Corporate Secretary, Chief Financial Officer, Chief Human Resources Officer, and Director of Total Rewards and Analytics regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. Non-members of the Committee are excused as appropriate during the meeting. The MD&C Committee also has access to independent legal counsel and other professional advisors as needed.

Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan provides the organization alternatives in the event of both planned and unplanned succession of the CEO. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant since April 2019.

Pearl Meyer reported directly to the Chair of the MD&C Committee, and regularly attended committee meetings. Pearl Meyer does not have a personal or business relationship with any member of the MD&C Committee. In addition to the services specifically authorized by the MD&C Committee, Pearl Meyer also provided additional services to the company not exceeding $120,000 in 2022.

The MD&C Committee assessed the independence of Pearl Meyer considering SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed Pearl Meyer’s compensation consultant independence letter and concluded that the services provided by Pearl Meyer to the MD&C Committee do not raise any conflict-of-interest issues.

The MD&C Committee currently retains Pearl Meyer to:

●	Provide analysis on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

●	Provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While Pearl Meyer provided reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2022, the MD&C Committee requested Pearl Meyer to provide the following assistance:

●	Review and update our peer group based on parameters determined by the MD&C Committee

●	Review the CDA for the proxy

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●	Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation

●	Assist in the review and design of annual and long-term incentives

●	Analyze and present competitive market data on director compensation

●	Provide a regulatory update report

●	Provide a study and benchmark report on Change in Control provisions.

Assessment of Compensation Risk

We review our incentive compensation arrangements for all employees, including our CEO and other members of the EMC, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us. Each year, our Chief Risk Officer evaluates the design and operation of all incentive compensation plans and delivers an annual certification to the MD&C Committee that the Bank’s incentive compensation plans do not encourage excessive risk taking, are consistent with the safety and soundness of the organization, and materially comply with applicable regulatory requirements.

We have designed our compensation programs to avoid excessive risk-taking and related financial consequences. To this end, we:

●	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making

●	Use a variety of performance measures that ensure a balanced focus on performance

●	Define maximum potential award levels for performance-based awards

●	Have a recoupment (“claw back”) policy in place in the event financial results are negatively adjusted after a payment is made

●	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

In 2022, our Chief Risk Officer and the MD&C Committee concluded that our compensation plans, programs, and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

Peer Group for 2022 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer members of the EMC against a peer group of comparable institutions in our industry whose executives manage similarly sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

The peer group that we used for 2022 compensation decisions includes publicly traded financial institutions that generally adhere to the following criteria:

●	Headquarters in the Northeast, Midwest and Middle Atlantic U.S., excluding major metropolitan areas;

●	Asset size from $3.6 billion to $9.9 billion (which represents approximately 0.5x to 2.0x FISI asset size); and

●	Additional refinement to exclude banks due to merger and acquisition activity or other considerations the MD&C Committee determines relevant.

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In determining the peer group, we considered whether the peers identified by proxy advisory firm Institutional Shareholder Services adhered to our criteria and included them if we believed they fit the criteria for our peers.

We considered competitive market data from 2021 from the following peer group when determining 2022 compensation for the members of the EMC:

1st Source Corporation	Horizon Bancorp, Inc.

Arrow Financial Corporation	Lakeland Bancorp, Inc.

Bar Harbor Bankshares	Lakeland Financial Corporation

Camden National Corporation	Merchants Bancorp

City Holding Company	Peoples Bancorp Inc.

CNB Financial Corporation	S&T Bancorp, Inc.

First Commonwealth Financial Corporation	Stock Yards Bancorp, Inc.

First Financial Corporation	Tompkins Financial Corporation

German American Bancorp, Inc.	Washington Trust Bancorp, Inc.

Peer Group for 2023 Compensation Decisions

We review peer group criteria annually to ensure continued proper market alignment with our executive talent. In July 2022, in consultation with Pearl Meyer, the MD&C Committee reviewed the peer group using similar criteria described above for 2022 compensation decisions in order to establish the 2023 peer group. The MD&C Committee approved the following changes to the 2023 Peer Group:

●	Three companies removed due to loan mix: City Holding Company, Lakeland Bancorp, Inc., and Merchants Bancorp.

●	Given increasing market consolidation, which has reduced the sample size of potential peers, we expanded the Midwest states (IN, KY, OH) to include Illinois and Michigan.

●

Five companies were added to the peer group including two banks with a relatively comparable loan mix: Park National Corporation and Community Trust Bancorp, Inc. and three banks in Michigan and Illinois: Midland States Bancorp, Inc., QCR Holdings, Inc. and Independent Bank Corporation.

●	The resulting peer group includes 20 commercial banks with median assets of $6.6B and range from $3.3B to $9.6B.

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Plants, Bigham, Willett, and Quinn that provide for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and to be consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

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EXECUTIVE COMPENSATION

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months (the “Protection Period”) following a change in control, as defined in the agreements. The agreements also contain provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause, as defined in the agreements, or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Mr. Birmingham 2.99x; for Messrs. Plants, Bigham, and Willett 2.00x; and for Mr. Quinn 1.25x, the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for and up to 36 months for Mr. Birmingham; for and up to 24 months for Messrs. Plants, Bigham, and Willett, and up to 18 months for Mr. Quinn, for the executive and his or her covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire company stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 24 months for Mr. Birmingham; 18 months for Messrs. Plants, Bigham, and Willett; and 9 months for Mr. Quinn following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section starting on page 67.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance our objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of RSUs and PSUs.

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MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn Jr., Chair

Dawn H. Burlew

Samuel M. Gullo

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2022, 2021 and 2020 for which each officer was a NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(2)	All Other Compensation ($)(3)	Total ($)
Martin K. Birmingham	2022	691,578	373,097	406,046	0	19,956	1,490,677
President and Chief Executive	2021	656,355	364,277	435,550	21,893	12,294	1,490,369
Officer	2020	620,438	320,720	347,540	157,872	12,713	1,459,283
W. Jack Plants II	2022	298,967	123,505	110,585	0	10,151	543,208
EVP, Chief Financial Officer &	2021	247,289	79,761	131,801	18,768	10,570	488,189
Treasurer
Justin K. Bigham	2022	364,046	143,932	132,862	0	15,558	656,398
EVP, Chief Community	2021	348,369	111,864	160,491	16,402	20,267	657,393
Banking Officer	2020	346,461	104,342	138,846	21,800	14,853	626,302
Sean M. Willett	2022	328,033	132,662	119,719	0	43,877	624,291
EVP, Chief Administrative	2021	289,706	92,558	144,615	15,945	9,478	552,302
Officer	2020	269,846	81,418	92,954	22,719	5,300	472,237
Kevin B. Quinn	2022	285,472	119,278	104,186	12,796	20,918	542,650
SVP, Chief Commercial	2021	255,000	81,416	125,851	15,851	15,352	493,470
Banking Officer

(1)

The grant date fair value of all stock awards has been calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2022, amounts shown reflect the grant date fair value of such awards for the three-year performance period beginning in 2022, based on the probable outcome of performance conditions related to these PSUs at the grant date. The 2022 PSUs include both ROAA and relative ROAE performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 53. The table below sets forth the grant date fair value for the PSUs granted during 2022:

Executive Name	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Gant Date Fair Value ($)

Martin K. Birmingham	186,549	279,823

W. Jack Plants II	47,077	70,616

Justin K. Bigham	57,291	85,937

Sean M. Willett	51,656	77,484

Kevin B. Quinn	44,964	67,446

*

Amounts shown represent the grant date fair value of PSUs subject to the ROAA and relative ROAE performance goals (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the three-year performance period beginning in 2022. The grant date fair value of the ROAA and the relative ROAE goal components of the PSUs awarded on March 16, 2022 was $29.35 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares.

(2)

The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC Topic 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC Topic 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. The methodology applies the “no negative number” position for reporting the change in pension value. The change in pension decreased for Mr. Birmingham by $179,752, Mr. Plants by $4,385, Mr. Bigham by $1,448 and Mr. Willett by $2,469.

(3)	Amounts reported in this column for 2022 are itemized in the following table captioned “All Other Compensation.”

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ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2022.

Executive Name	Vehicle Stipend(1) ($)	Club Memberships(2) ($)	Other(3) ($)	Total ($)

Martin K. Birmingham	12,000	6,666	1,290	19,956

W. Jack Plants II	9,000	933	218	10,151

Justin K. Bigham	9,000	6,108	450	15,558

Sean M. Willett	9,000	34,187	690	43,877

Kevin B. Quinn	9,000	10,628	1,290	20,918

(1)	Includes a monthly vehicle cash stipend of $1,000 for Mr. Birmingham and $750 for all other NEOs.

(2)	Mr. Willett’s club membership includes a one-time country club initiation fee.

(3)	This column discloses the taxable portion of group term life insurance and home office technology expenses.

2023 Proxy Statement	63

EXECUTIVE COMPENSATION

2022 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2022 to each of our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)	Grant Date Fair Value of Stock Awards(3) ($)
Executive Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	EIP		87,024	348,095	522,142
	RSU (4)	3/16/2022							6,356	186,549
	PSU (6)	3/16/2022				794	3,178	4,767		93,274
	PSU (7)	3/16/2022				794	3,178	4,767		93,274
W. Jack Plants II	EIP		26,334	105,336	158,004
	RSU (4)	3/16/2022							1,604	47,077
	RSU (5)	3/16/2022							1,000	29,350
	PSU (6)	3/16/2022				200	802	1,203		23,539
	PSU (7)	3/16/2022				200	802	1,203		23,539
Justin K. Bigham	EIP		32,066	128,266	192,399
	RSU (4)	3/16/2022							1,952	57,291
	RSU (5)	3/16/2022							1,000	29,350
	PSU (6)	3/16/2022				244	976	1,464		28,646
	PSU (7)	3/16/2022				244	976	1,464		28,646
Sean M. Willett	EIP		28,894	115,577	173,366
	RSU (4)	3/16/2022							1,760	51,656
	RSU (5)	3/16/2022							1,000	29,350
	PSU (6)	3/16/2022				220	880	1,320		25,828
	PSU (7)	3/16/2022				220	880	1,320		25,828
Kevin B. Quinn	EIP		25,145	100,581	150,872
	RSU (4)	3/16/2022							1,532	44,964
	RSU (5)	3/16/2022							1,000	29,350
	PSU (6)	3/16/2022				191	766	1,149		22,482
	PSU (7)	3/16/2022				191	766	1,149		22,482

(1)

This represents the annual cash incentive opportunity under our 2022 Executive Incentive Plan at threshold, target or maximum performance. The amount actually paid for 2022 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Executive Incentive Plan” starting on page 50 for additional information about the performance conditions applicable to each payment.

(2)

For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 LTIP at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan” on page 53.

(3)	See footnote 1 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

(4)

The RSUs are granted annually to the NEOs as a component of their complete compensation package and vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(5)

The RSUs were paid as a one-time award to recognize strong individual performance under a challenging environment and vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(6)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the relative ROAE performance measure and the recipient’s continued employment with the company.

(7)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

For additional information regarding our EIP and our LTIP, please see the discussions under “Executive Incentive Plan” on page 50, and “Long-Term Equity-Based Incentive Plan” on page 53 in the Compensation Discussion and Analysis.

64	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

	Stock awards
Executive Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(6)

Martin K. Birmingham	19,264(1)	469,271	24,136	587,953

W. Jack Plants II	4,656(2)	113,420	4,151	101,118

Justin K. Bigham	7,010(3)	170,764	7,529	183,406

Sean M. Willett	6,022(4)	146,696	6,254	152,347

Kevin B. Quinn	5,508(5)	134,175	3,746	91,253

(1)	6,172 shares vest on February 25, 2023, 132 shares vest on April 20, 2023, 6,604 shares vest on March 19, 2024, and 6,356 shares vest on March 16, 2025.

(2)	606 shares vest on February 25, 2023, 1,446 shares vest on March 19, 2024, and 2,604 shares vest on March 16, 2025.

(3)	2,030 shares vest on February 25, 2023, 2,028 shares vest on March 19, 2024 and 2,952 shares vest on March 16, 2025.

(4)	1,584 shares vest on February 25, 2023, 1,678 shares vest on March 19, 2024 and 2,760 shares vest on March 16, 2025.

(5)	1,500 shares vest on October 28, 2023, 1,476 shares vest on March 19, 2024 and 2,532 shares vest on March 16,2025.

(6)	Market values calculated using $24.36 per share, which was the most recent closing market price of our common stock as of December 31, 2022.

(7)

Projected vesting of greater than target (103.33%) number of PSUs subject to ROAA performance measure granted on February 25, 2020 and April 20, 2020, greater than target (146.54%) number of PSUs subject to relative ROAE performance measure granted on February 25, 2020 and April 20,2020, maximum (150%) for the number of PSUs subject to ROAA performance measure granted on March 29, 2021, maximum (150%) for the number of PSUs subject to relative ROAE performance measure granted on March 29, 2021, at target (100%) number of RSUs subject to ROAA performance measure granted on March 16, 2022, and at target (100%) number of RSUs subject to relative ROAE performance measure granted on March 16, 2022.

RESTRICTED STOCK VESTED IN 2022

The following table provides information about restricted stock held by our NEOs that vested in 2022.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Martin K. Birmingham	13,424	429,971

W. Jack Plants II	1,500	36,015

Justin K. Bigham	3,917	125,462

Sean M. Willett	2,797	89,588

Kevin B. Quinn	—	—

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

2023 Proxy Statement	65

EXECUTIVE COMPENSATION

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit, years of credited service and the amount of any pension payments made in 2022 for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”).

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)

Martin K. Birmingham	New York Bankers Retirement Plan	16.75	508,729

W. Jack Plants II	New York Bankers Retirement Plan	3.00	35,030

Justin K. Bigham	New York Bankers Retirement Plan	4.00	53,214

Sean M. Willett	New York Bankers Retirement Plan	5.00	62,228

Kevin B. Quinn	New York Bankers Retirement Plan	2.00	28,647

(1)

The Present Value of Accumulated Benefit was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 21 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

Benefits under the defined benefit pension plan for employees with a Date of Participation prior to January 1, 2016 (Mr. Birmingham) are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

◾	1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

◾

1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

◾	1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

66	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Birmingham, Bigham, and Willett are eligible for retirement.

The accrued benefits of Tier 1 participants earned under the Tier 1 benefit formula as of January 31, 2023 have been frozen in relation to a recent plan amendment. This means Tier 1 participants will not accrue additional benefits under the Tier 1 benefit formula after January 31, 2023. Future Accrued Benefits for prior Tier 1 participants, accrued on or after February 1, 2023, shall now be determined using the Tier 2 cash balance formula.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 59, we have entered into executive agreements, which include change of control provisions, with Messrs. Birmingham, Plants, Bigham, Willett, and Quinn. The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason, in either case, in connection with the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than FII or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.

any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.

“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 6 months prior to or 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

2023 Proxy Statement	67

EXECUTIVE COMPENSATION

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period

Martin K. Birmingham	2.99	36 months

W. Jack Plants II	2.00	24 months

Justin K. Bigham	2.00	24 months

Sean M. Willett	2.00	24 months

Kevin B. Quinn	1.25	18 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2022 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 LTIP. Under the Financial Institutions, Inc. 2015 LTIP, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

68	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2022.

Executive Name	Benefit	Termination Without Cause or For Good Reason Following a Change in Control(2) ($)	Death, Disability or a Termination (other than for Cause) Not Following Change in Control ($)

Martin K. Birmingham	Pay continuation	3,120,787	—
	Equity award vesting(1)	1,057,224	1,057,224
	Health benefits continuation	58,455	—
	Total	4,236,466	1,057,224

W. Jack Plants II	Pay continuation	782,138	—
	Equity award vesting(1)	214,539	214,539
	Health benefits continuation	38,970	—
	Total	1,035,695	214,539

Justin K. Bigham	Pay continuation	991,005	—
	Equity award vesting(1)	354,170	354,170
	Health benefits continuation	33,148	—
	Total	1,378,323	354,170

Sean M. Willett	Pay continuation	866,633	—
	Equity award vesting(1)	299,043	299,043
	Health benefits continuation	33,148	—
	Total	1,198,824	299,043

Kevin B. Quinn	Pay continuation	516,533	—
	Equity award vesting(1)	225,427	225,427
	Health benefits continuation	24,861	—
	Total	766,821	225,427

(1)

The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $24.36 which was the most recent closing price for a share of our common stock as of December 31, 2022.

(2)

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

2023 Proxy Statement	69

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Burlew and Messrs. Dorn and Gullo served on the MD&C Committee in 2022, with Mr. Dorn serving as Chair. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the company. None of the members of the MD&C Committee has ever served as an officer or an employee of the company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee.

For 2022:

●	The annual total compensation of our median employee was $45,014.

●	The annual total compensation of Mr. Birmingham, as reported on page 62 in the Summary Compensation Table, was $1,490,677.

●	Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 33 to 1.

Our median employee for 2022 was identified among all employees (other than Mr. Birmingham) as of December 31, 2022 based on annualized Medicare wages as reported in Box 5 of each employee’s 2022 W-2. Once we identified our median employee, we determined the median employee’s annual total compensation using a methodology consistent with that used for the Summary Compensation Table. We did not make any assumptions, adjustments or estimates with respect to annual total compensation.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

70	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance of the company. The MD&C Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” starting on page 4
1
.
The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table and the “compensation actually paid” to our principal executive officer (“PEO”) and, on an average basis, our other NEOs, in each case, as determined under SEC rules, our Total Shareholder Return (“TSR”), the TSR of the S&P U.S. SmallCap Banks Index (“Peer Group”) over the same period, our net income, and our company-selected most important financial performance measure for compensatory purposes for the most recently completed fiscal year, PPNI.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income ($’000)	Company- Selected Measure (PPNI (5) ) ($’000)
2022	$1,490,677	$925,155	$591,637	$481,492	$86.65	$111.47	$56,573	$66,474
2021	$1,490,370	$1,750,578	$526,957	$586,924	$108.30	$126.43	$77,697	$71,497
2020	$1,459,283	$909,466	$528,013	$273,966	$73.99	$90.82	$38,332	$58,551

(1)	Martin K. Birmingham, President and Chief Executive Officer, was the PEO in 2022, 2021, and 2020.

2023 Proxy Statement	71

EXECUTIVE COMPENSATION

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the change in fair value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date) and the pension value attributable to the applicable years’ service and any change in pension value attributable to plan amendments made in the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mr. Birmingham’s total compensation to determine the compensation actually paid:

	Martin K. Birmingham

	2022	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$1,490,677	$1,490,370	$1,459,283
Minus pension values reported in SCT	—	21,893	157,872
Minus fair value of equity awards granted during fiscal year	373,097	364,277	320,720
Plus pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	45,610	49,376	41,473
Plus fair value of equity compensation granted in current year—value at end of year-end	309,664	420,014	283,680
Plus change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	3,088	22,038	(8,031)
Plus change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(550,787)	256,560	(296,798)
Plus dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Plus fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	(101,610)	(91,549)
Compensation Actually Paid	$925,155	$1,750,578	$909,466

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EXECUTIVE COMPENSATION

(3)
In 2022 , the
non-PEO
NEOs include W. Jack Plants II, EVP, Chief Financial Officer and Treasurer, Justin W. Bigham, EVP, Chief Community Banking Officer, Sean M. Willett, EVP, Chief Administrative Officer, and Kevin B. Quinn, SVP Chief Commercial Banking Officer; in 2021, the
non-PEO
NEOs include W. Jack Plants II, SVP, Chief Financial Officer and Treasurer, Justin W. Bigham, EVP, Chief Community Banking Officer, Sean M. Willett, EVP, Chief Administrative Officer, Kevin B. Quinn, SVP Chief Commercial Banking Officer, and Samuel J. Burruano Jr., EVP Chief Legal Officer & Corporate Secretary; and in 2020, the Non PEO NEOs include Justin W. Bigham, EVP, Chief Financial Officer, Joseph L. Dugan, Former SVP, Chief Experience and Go To Market Officer, Sean M. Willett, SVP, Chief Administration Officer, Craig Burton, SVP, Commercial Real Estate Executive, and William L. Kreienberg, Former EVP, Chief Banking and Revenue Officer. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEO’s total compensation to determine the compensation actually paid:

	Average NEO

	2022	2021	2020
Total Compensation as reported in SCT	$591,637	$526,957	$528,013
Minus pension values reported in SCT	3,199	16,521	16,217
Minus fair value of equity awards granted during fiscal year	129,844	89,072	90,587
Plus pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	12,316	10,967	10,812
Plus fair value of equity compensation granted in current year—value at end of year-end	107,769	102,701	55,620
Plus change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(2,535)	4,978	(3,048)
Plus change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(94,652)	46,914	(100,126)
Plus dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Plus fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	(110,501)
Compensation Actually Paid	$481,492	$586,924	$273,966

(4)
TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019 and calculated on December 31 of each 2022, 2021 and 2020, respectively. The TSR peer group consists of the S&P U.S. SmallCap Banks, which is the same peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2022.

(5)	PPNI is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2023 Proxy Statement	73

EXECUTIVE COMPENSATION

RELATIONSHIP DISCLOSURE
The following charts show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and non-PEO
“compensation actually paid” and (i) the Company’s TSR and the Peer Group’s TSR; (ii) the Company’s net income; and (iii) the Company’s PPNI:

(i)	Compensation Actually Paid (“CAP”) vs. Company TSR and Peer Group TSR

(ii)	Compensation Actually Paid vs Net Income

74	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

(iii)	Compensation Actually Paid vs PPNI (Company-Selected Measure)

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.
PERFORMANCE MEASURES
The most important financial measures used by the company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:

Most Important Financial Performance Measures
PPNI
Total Loan Growth
Core Deposit Growth
Net Charge-Off Ratio
Return on Average Equity
Return on Average Assets

2023 Proxy Statement	75

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2022 and has been selected to do so for 2023. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2022 and 2021, and fees billed for other services rendered by RSM.

	2022	2021

Audit Fees(1)	$532,226	$626,379

Audit Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	—	—

Total fees	$532,226	$626,379

(1)

Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(2)

Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2022 and 2021.

(3)	Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2022 and 2021.

(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2022 and 2021.

The Audit Committee pre-approves all permissible services to be performed by our independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2023.

76	Financial Institutions, Inc.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eight times during 2022. At various times during the 2022 fiscal year, the Audit Committee met with our independent accountants RSM and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2022, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and RSM and reviewed and discussed our December 31, 2022 audited consolidated financial statements. The Audit Committee also discussed with RSM matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from RSM required by the applicable sections of the PCAOB regarding our independent accountants’ communications with the Audit Committee, concerning independence, discussed with RSM its independence from management and the company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and RSM and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Samuel M. Gullo

Bruce W. Harting

Mark A. Zupan, PhD

2023 Proxy Statement	77

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the company and the Bank as of April 24, 2023, are identified below. Biographical information, including offices and periods served as an Executive Officer of the company or the Bank is also provided. Ages shown are as of April 24, 2023.

Name	Age	Office & Position(s)

Martin K. Birmingham(1)	56	President and Chief Executive Officer

W. Jack Plants II(1)	39	Executive Vice President, Chief Financial Officer and Treasurer

Justin K. Bigham(1)	49	Executive Vice President, Chief Community Banking Officer

Samuel J. Burruano Jr(1)	54	Executive Vice President, Chief Legal Officer and Corporate Secretary

Sean M. Willett(1)	51	Executive Vice President, Chief Administrative Officer

Laurie R. Collins(1)	39	Senior Vice President, Chief Human Resources Officer

Gary A. Pacos(1)	56	Senior Vice President, Chief Risk Officer

Kevin B. Quinn(1)	59	Senior Vice President, Chief Commercial Banking Officer

Sonia M. Dumbleton	61	Senior Vice President, Principal Accounting Officer and Controller

(1)	Member of the Executive Management Committee as of April 24, 2023

Martin K. Birmingham has served as President and Chief Executive Officer of FII and the Bank since 2013. He joined Five Star in 2005 as President and CEO of National Bank of Geneva and upon its consolidation with three other subsidiary banks in December of 2005 to form Five Star Bank, served as Commercial Banking Executive and Rochester Region President. He started his banking career in 1989 with Fleet Financial Group, where he held several progressive corporate banking roles until it was acquired by Bank of America and he was named President of the Rochester Market.

W. Jack Plants II was named Chief Financial Officer and Treasurer of FII and the Bank in February 2021 and was promoted to Executive Vice President in December 2022. He joined the Bank in December 2019 as Senior Vice President, Corporate Treasurer. Previously, he served as Senior Vice President and Treasurer of United Bank where he progressed from Treasury Manager to Treasurer during his seven-year tenure. Prior to his tenure at United Bank, Mr. Plants served in various treasury and credit roles at GE Capital, GE Commercial Finance and Five Star Bank.

Justin K. Bigham was named Executive Vice President, Chief Community Banking Officer of FII and the Bank in February 2021. He joined us as Executive Vice President, Deputy Chief Financial Officer in October 2018 and was named Chief Financial Officer in April 2019. He also served as Treasurer from April to December 2019. Previously, he worked at HealthNow New York as Director of Financial Planning & Analysis and Treasury from 2017 to 2018 and at First Niagara Financial Group where he served as Senior Vice President, Head of Consumer Product Management from 2014 to 2016 and as Senior Vice President, Head of Financial Planning & Analysis from 2010 to 2014. Mr. Bigham was with M&T Bank from 2003 to 2010, where he held numerous positions of increasing responsibility within the Finance Division. He is a Certified Public Accountant with eight years of public accounting experience; six years were with PricewaterhouseCoopers.

Samuel J. Burruano Jr. was named Executive Vice President, Chief Legal Officer and Corporate Secretary of FII and the Bank in February 2021. Between December 2019 and February 2021, he served as Senior Vice President, General Counsel and Corporate Secretary. He joined the Bank in October 2016 as Assistant General Counsel and Director of Regulatory Compliance and was named Deputy General Counsel and Corporate Secretary in November 2018. Previously, he held various positions in the Legal Department at First Niagara Bank, NA beginning in March 2011, most recently serving as Assistant General Counsel, Retail Services and Assistant Corporate Secretary. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP from December 1993 to March 2011, where he ascended from associate counsel to partner and his practice included providing legal advice to financial services industry clients.

78	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

Sean M. Willett was named Executive Vice President and Chief Administrative Officer of FII and the Bank in February 2021. Between November 2018 and February 2021, he served as Senior Vice President, Chief Administrative Officer of the Bank after joining as Senior Vice President, Director of Internal Audit in August 2017. Previously, he worked at Morgan Stanley, starting in 2004, in various roles of increasing responsibility across Finance, Operations and Legal and Compliance, including Sarbanes-Oxley Implementation, Americas Head of Finance Risk Management, and Global Head of Regulatory Affairs Strategy & Implementation beginning in 2014. Earlier, Mr. Willett served in Credit Risk at J.P. Morgan.

Laurie R. Collins was named Senior Vice President, Chief Human Resources Officer of the Bank in August 2021. Prior to joining the Bank from 2019 until 2021 she served as Global Director – Total Rewards, Culture, and HR Technology at Columbus McKinnon Corporation and prior to this from 2017 until 2019 served as Global Director – Corporate HR and Talent. Prior to her tenure at Columbus McKinnon Corporation, Ms. Collins served for 11 years in roles of increasing responsibility in the human resources department at PepsiCo, Inc.

Gary A. Pacos was named Senior Vice President, Chief Risk Officer of the Bank in February 2023. Previously, he worked at Bank OZK serving as the Chief Compliance Officer since 2020. Previously, Mr. Pacos served as Senior Vice President, Compliance Executive for Fair & Responsible Banking, Risk Evaluation & Assurance, overseeing Fair Lending and Compliance testing at KeyBank from 2016 to 2020, and as Chief Compliance Officer and Senior Vice President, Director of Corporate Compliance and Ethics at First Niagara Bank, N.A. from 2010 to 2016. Earlier, Mr. Pacos served as Vice President, Deputy Chief Compliance Officer, Compliance Testing Manager at M&T Bank from 2006 to 2010. Mr. Pacos began his career in varying Compliance, Consumer Credit, Audit and Operations roles at HSBC Bank USA, N.A. Mr. Pacos has held board positions on the American Bankers Association’s Regulatory Compliance Schools, and National Compliance Conference. In addition to his banking career, Mr. Pacos served our country in the United States Army as a Senior Army Aviator rising to the rank of Major and remained in the New York Army National Guard until his retirement in 2008.

Kevin B. Quinn was named Senior Vice President, Chief Commercial Banking Officer of the Bank in February 2021. He joined the Bank in August 2020 as Senior Vice President, Commercial Banking Executive. From 2005 to late 2019, he served in leadership roles with HSBC Bank USA, NA, most recently as Managing Director and Regional Head of Corporate Banking. He began his career as an attorney with Jones Day in Cleveland, Ohio and subsequently spent 10 years in commercial banking at M&T Bank.

Sonia M. Dumbleton was named Senior Vice President, Controller of FII and the Bank in May 2013 and the designated Principal Accounting Officer of FII in May 2019. She also served as Corporate Secretary of FII and the Bank from May 2013 to November 2018. Ms. Dumbleton served as Senior Vice President and Controller of the Bank from 2006 to May 2013. She held various positions, including Vice President and Controller, within the Accounting department of the Bank and its predecessor banks from 1984 to 2005. Ms. Dumbleton is a licensed insurance broker in the State of New York.

2023 Proxy Statement	79

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 24, 2023, the beneficial ownership of shares of FII common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 24, 2023.

Name	Title of class	Number of shares beneficially owned	Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 24, 2023	Percent of class outstanding(1)

Directors(2):

Martin K. Birmingham	Common	129,308	—	*

Donald K. Boswell	Common	8,517	—	*

Dawn H. Burlew	Common	11,207	—	*

Andrew W. Dorn Jr.	Common	29,587	—	*

Robert M. Glaser	Common	31,409	—	*

Samuel M. Gullo	Common	31,004	—	*

Bruce W. Harting	Common	942	—	*

Susan R. Holliday	Common	33,199	—	*

Robert N. Latella	Common	27,662	—	*

Mauricio F. Riveros	Common	2,866	—	*

Kim E. VanGelder	Common	20,009	—	*

Mark A. Zupan, PhD	Common	3,828	—	*

Named executive officers who are not Directors(2):

W. Jack Plants II	Common	2,744	—	*

Justin K. Bigham	Common	7,863	—	*

Sean M. Willett	Common	4,465	—	*

Kevin B. Quinn	Common	—	—	*

All current directors and executive officers as a group (20 persons)	Common	358,963	—	2.33%

*	Denotes less than 1%

(1)

As reported by such persons as of April 24, 2023 with percentages based on 15,375,670 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,486 shares of Series B-1 Preferred Stock, respectively, outstanding on April 24, 2023, including shares the individual or group has a right to acquire within 60 days of April 24, 2023 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.

(2)	Each person has sole investment and voting power with respect to the stock beneficially owned by such person.

80	Financial Institutions, Inc.

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 24, 2023.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock (1)

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,262,125	(2)	8.21%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,261,224	(3)	8.20%

(1)	Based on 15,375,670 shares of Common Stock outstanding as of April 24, 2023.

(2)

Based on information set forth in Amendment number 6 to Schedule 13G filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,241,444 shares; and sole dispositive power, 1,262,125 shares. Dimensional reports beneficial ownership for four investment companies it advises and certain other comingled funds, group trusts and separate accounts it advises or sub-advises. Dimensional disclaims beneficial ownership of all such shares.

(3)

Based on information set forth in Amendment number 13 to Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,241,400 shares; and sole dispositive power, 1,261,224 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2022.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2024 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 28, 2023. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the Annual Meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws and include in such notice the information required by our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year

2023 Proxy Statement	81

STOCK INFORMATION

anniversary date of the annual meeting. However, if the 2024 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2024 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2023 annual meeting was first made public.

In addition, for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices at the address listed above not later than 60 days prior to the scheduled date of the 2024 annual meeting of shareholders.

82	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time, Location and How to Participate

Financial Institutions, Inc.’s annual meeting of shareholders will be held via virtual meeting at 10:00 a.m. (Eastern) on June 21, 2023.

To attend, vote and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/FISI2023 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting, please call 1-844-986-0822 (toll free) or 303-562-9301 (international) for assistance.

Record Date and Number of Shares Outstanding

The record date for the Annual Meeting is April 24, 2023. On that date, there were 15,375,670 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

VOTING MATTERS

Proxy Information

On or about April 27, 2023, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 24, 2023 are eligible to vote at the annual shareholders meeting. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

●	Proposal 1 – Our shareholders elect directors by a plurality vote, which means that the five nominees for election who receive the highest number of “for” votes will be elected as directors;

●

Proposal 2 – The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

●

Proposal 3 – Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2023 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The Board’s Governance Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the Annual Meeting.

2023 Proxy Statement	83

INFORMATION ABOUT THE MEETING

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 1, 2 or 3.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1 or 2. There will be no broker non-votes on Proposal 3.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record – If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares on the Internet, by phone, by mail or at the meeting.

Beneficial Shareholders – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the physical meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders – Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering by Internet, mail or in person at the Annual Meeting, another proxy dated as of a later date.

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

84	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers.

Remember, you may vote by Internet, by phone or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2023.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of Broadridge Financial Solutions will count the vote and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the SEC on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxydocs.com/FISI and on our website www.FISI-investors.com.

Annual Report on Form 10-K

Shareholders may receive a copy of our Annual Report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569. The report can also be accessed on our website at www.FISI-investors.com by clicking on “Financials” at the top of the page, then on SEC Filings.

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On September 30, 2022, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $774,600, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance

2023 Proxy Statement	85

INFORMATION ABOUT THE MEETING

Company of Pittsburgh, PA and the excess policies are carried with Axis Insurance Company, AIG Specialty Insurance Company, CNA Continental Casualty Company, Travelers Casualty and Surety Company of America and XL Specialty Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Risk Oversight Committee oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

86	Financial Institutions, Inc.

APPENDIX A

APPENDIX A

FINANCIAL INSTITUTIONS, INC.

Reconciliations of GAAP to Non-GAAP Financial Measures

$ in thousands

	Year Ended December 31
	2022	2021

Pre-PPP adjusted pre-tax pre-provision income:
Net income	$56,573	$77,697
Add: Income tax expense	14,397	19,525
Add: Provision (benefit) for credit losses	13,311	(8,336)

Pre-tax pre-provision income	84,281	88,886
Adjustments:
Restructuring charges	1,619	111
Enhancement from COLI surrender and redeployment	(1,997)	—

Adjusted pre-tax pre-provision income	83,903	88,997
PPP accretion interest income and fees	(2,271)	(9,863)

Pre-PPP adjusted pre-tax pre-provision income	$81,632	$79,134

	Year Ended December 31
	2022	2021	2020

Pre-Provision Net Income (PPNI)

Net income	$56,573	$77,697	$38,332

Add: Provision (benefit) for credit losses	13,311	(8,336)	27,184

Less: Tax adjustment for provision (benefit) for credit losses	3,410	(2,136)	6,965

Pre-provision net income	$66,474	$71,497	$58,551

	December 31
	2022	2021

Total loans excluding PPP loans:
Total loans	$4,050,449	$3,679,436
Less: Total PPP loans	1,161	55,344

Total loans excluding PPP Loans	$4,049,288	$3,624,092

2023 Proxy Statement	A-1

Finanial Institutions, Inc.
FINANCIAL INSTITUTIONS, INC. 220 LIBERTY STREET
WARSAW, NY 14569
ATTN: Samuel J. Burruano, Jr.
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/20/2023 for shares held directly and by 11:59 P.M. ET on 06/15/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/20/2023 for shares held directly and by 11:59 P.M. ET on 06/15/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
For Withhold For All All All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees
01 Donald K. Boswell
02 Andrew W. Dorn, Jr.
03 Robert M. Glaser
04 Bruce W. Harting
05 Susan R. Holliday
The Board of Directors recommends you vote FOR proposals 2 and 3.
For Against Abstain
2. Advisory Vote to Approve Compensation of Our Named Executive Officers
3. Ratification of Appointment of RSM US LLP as our Independent Registered Public Accounting Firm
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com
FINANCIAL INSTITUTIONS, INC. Annual Meeting of Shareholders June 21, 2023 10:00 a.m. (Eastern) This proxy is solicited by the Board of Directors.
The shareholder(s) hereby appoint(s) W. Jack Plants II and Samuel J. Burruano Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FINANCIAL INSTITUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Eastern) on 6/21/2023 by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2023 and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
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